Registration No. 333-167826
As filed with the U.S. Securities and Exchange Commission on August 5, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	3845	94-3096597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(IRS Employer Identification Number)

11568 Sorrento Valley Road, Suite 11
San Diego, California 92121
(858) 847-0200
(Address and telephone number of registrant’s principal executive offices)

Jim Hitchin
Chairman and Chief Executive Officer
11568 Sorrento Valley Road, Suite 11
San Diego, California 92121
(858) 847-0200
(Name, address and telephone number of agent for service)

With a copy to:
Steven Dickinson, Esq.
Fredrikson & Byron P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
PH: (612) 492-7331
FAX: (612) 492-7077

Approximate date of commencement of proposed sale to the public: From time to time after this Form S-1 becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, underlying Series C Convertible Preferred Stock, par value $0.01 per share	15,766,155 shares	$0.28	(2)	$4,414,523	$314.76
Common Stock underlying warrants held by current shareholders subject to this offering	7,883,078 shares	$0.28	(3)	$2,207,262	$157.38
Common Stock underlying warrants held by selling agents subject to this offering	1,576,616 shares	$0.28	(3)	$441,452	31.48
TOTAL	25,225,849 shares	$0.28		$7,063,237	$503.62	(4)

(1)	The shares of our Common Stock being registered hereunder are being registered for sale by the Selling Shareholders, as defined in the accompanying Prospectus.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average high and low sales price of our Common Stock on June 18, 2010.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, based upon the average high and low sales price of our Common Stock on June 18, 2010.

(4)	Previously paid by registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2010.

The information in this Prospectus is not complete and may be changed. These securities may not be sold nor may any offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SPECTRASCIENCE, INC.
25,225,849 Shares of Common Stock

This Prospectus relates to the sale of up to 25,225,849 shares of SpectraScience, Inc. common stock, par value $0.01 per share, the (“Common Stock”), which include:

•	15,766,155 shares of Common Stock underlying a like number of shares of Series C Convertible Preferred Stock;

•	7,883,078 shares of Common Stock underlying Common Stock purchase warrants at an exercise price of $0.30 per share; and

•	1,576,616 shares of Common Stock underlying Common Stock purchase warrants at an exercise price of $0.35 per share;

These securities will be offered for sale by the selling shareholders identified in this prospectus (the “Selling Shareholders”) in accordance with the methods and terms described in the section of this prospectus titles “Plan of Distribution”.

We will not receive any of the proceeds from the sale of the shares. However, we may receive up to $2,916,739 upon the exercise of the warrants. If some or all of the warrants are exercised for cash, the money we receive will be used for general corporate purposes. We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the Selling Shareholders.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SCIE.OB” On August 2, 2010, the last reported sale price for our Common Stock as reported on the OTC BB was $0.22 per share.

Investing in the Common Stock involves certain risks. See “Risk Factors” beginning on page 4 for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights important information about our Company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire Prospectus and the financial statements and related notes included in this Prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “WE,” “US,” “OUR,” and the “COMPANY” and similar terms collectively refer to SpectraScience, Inc. and its wholly owned subsidiary Luma Imaging Corporation.

The Company

SpectraScience, Inc. (“SpectraScience”) is an early revenue stage medical device company focused on developing and marketing devices for the non-invasive detection of cancerous and pre-cancerous tissue.

The Company has developed and received FDA approval to market a proprietary, minimally invasive technology that optically illuminates tissue in real-time to distinguish between normal, pre-cancerous or cancerous cells without the need to remove the subject tissue from the body. The WavSTAT® Optical Biopsy System (“WavSTAT”) operates by using cool, safe ultraviolet laser light to optically illuminate and analyze tissue, enabling the physician to make an instant diagnosis during endoscopy when screening for cancers and, if warranted, to begin immediate treatment during the same procedure. The WavSTAT is FDA approved for colon cancer detection.

In 2007, the Company acquired all of the issued and outstanding capital stock of Luma Imaging Corporation (“LUMA”) and now operates LUMA as a wholly owned subsidiary of the Company. LUMA had acquired its assets from a predecessor company, MediSpectra, Inc., that had developed, and received FDA approval for, a non-invasive diagnostic imaging system that can detect cervical cancer precursors and which utilizes an underlying technology that is similar to that of the WavSTAT System. The addition of the LUMA technology to the Company’s existing technology provides the Company with a broad suite of fluorescence-based intellectual property and know-how. The LUMA Cervical Imaging System received FDA approval in March 2006.

Corporate Information

SpectraScience was incorporated in the state of Minnesota on May 4, 1983 as GV Medical, Inc. (“GV Medical”).  The Company subsequently changed its name to SpectraScience, Inc. and does business solely under that name.  Our principal executive offices are located at 11568 Sorrento Valley Road, Suite 11, San Diego, California 92121. Our telephone number is (858) 847-0200.  Our website can be accessed at www.spectrascience.com. Information on our website is not a part of this Prospectus.

SUMMARY OF THE OFFERING

This Prospectus relates to the sale of up to 25,225,849 shares of our Common Stock, including 15,766,155 shares of Common Stock underlying a like number of Series C Convertible Preferred Shares sold in a private placement and 9,459,694 shares underlying warrants held by Selling Shareholders and Agents. All Shares sold under this Prospectus are being sold by the Selling Shareholders; however, should the holders of the warrants exercise the warrants in cash, the Company would receive approximately $2,917,000.

RISK FACTORS

You should carefully consider the risks described below before purchasing our Common Stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the price of our Common Stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our Common Stock only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $4,436,812 and $5,271,332, respectively, during the past two fiscal years of operation and an operating loss of $819,112 for the three months ended March 31, 2010. As a result, at March 31, 2010 we had an accumulated deficit of $19,564,788. We have incurred net losses from continuing operations of $4,432,187 and $5,144,902 for the fiscal years ending 2009 and 2008 and net losses from continuing operations of $820,318 in the three months ended March 31, 2010. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our failure to generate meaningful revenues and ultimately profits from the WavSTAT and LUMA systems and applications of our technology could force us to raise additional capital which may not be available on acceptable terms. This could ultimately reduce or suspend our operations and ultimately could cause us to go out of business. Our profitability will require the successful commercialization of our imaging systems and no assurances can be given when this will occur or if we will ever be profitable.

WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

At March 31, 2010 we had a working capital balance of $3,015,502. We had an operating cash flow deficit of $2,463,180 and $3,811,212 for the fiscal years ended December 31, 2009 and 2008, respectively, and an operating cash flow deficit of $730,901 for the three month period ended March 31, 2010. Between April 29, 2010 and June 17, 2010, the Company sold 15,766,155 shares of Series C Convertible Preferred Stock including common stock purchase warrants to purchase 7,883,078 shares at $0.30 per share and common stock purchase warrants to purchase 1,576,616 shares at $0.35 per share. The Company received gross proceeds of $3,153,231 from the sale and net proceeds of $2,699,843 after payment of $453,388 in fees.

The Company also has in place, but has not utilized, a $6.0 million Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital Fund II LLC (“Fusion Capital”). We only have the right to receive $25,000 every two business days under the Purchase Agreement with Fusion Capital unless our stock price equals or exceeds $0.30, in which case we can sell greater amounts to Fusion Capital as the price of our Common Stock increases.  Fusion Capital does not have the right nor the obligation to purchase any shares of our Common Stock on any business day that the market price of our Common Stock is less than $0.15.  We have previously registered 13,300,000 shares for sale by Fusion Capital pursuant to a previously filed prospectus (11,558,974 total registered shares to be issued and sold under the Purchase Agreement, plus 100,000 expense shares, 1,094,017 initial commitment shares and 547,009 allocable commitment shares). The selling price of our Common Stock to Fusion Capital will have to average approximately $0.52 per share for us to receive the maximum proceeds of $6.0 million.  Assuming a purchase price of $0.22 per share (the closing sale price of the Common Stock on August 2, 2010) and the purchase by Fusion Capital of the full 11,558,974 shares remaining under the Purchase Agreement, proceeds to us would only be $2,543,974 unless we choose to register more shares which we may sell to Fusion Capital, which we have the right, but not the obligation, to do.

The extent to which we will rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining additional financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to commercialize and sell enough of our products, we will need to secure additional funding in order to satisfy our working capital needs.  Even if we are able to access the full $6.0 million under the Purchase Agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans.  Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.

THE SALE OF OUR SERIES C CONVERTIBLE PREFERRED STOCK AND ITS SUBSEQUENT CONVERSION WILL CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY THE HOLDERS OF OUR SERIES C CONVERTIBLE PREFERRED STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

In connection with the conclusion of our sale of Series C Convertible Preferred Stock, we sold a total of 15,766,155 shares of Series C Convertible Preferred Stock at $0.20 per share, convertible into a like number of shares of Common Stock. In addition, we issued common stock purchase warrants to purchase an additional 7,883,078 shares of Common Stock at $0.30 per share and common stock purchase warrants to purchase an additional 1,576,616 shares of Common Stock at $0.35 per share. All 25,225,849 shares registered for the holders in this offering are expected to be freely tradable and can be sold so long as this registration statement is effective. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our Common Stock to decline. The sale of a substantial number of shares of our Common Stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

WE MAY FACE INTENSE COMPETITION FROM COMPANIES THAT HAVE GREATER FINANCIAL, PERSONNEL AND RESEARCH AND DEVELOPMENT RESOURCES.

Competitive forces may impact our projected growth and ability to generate revenues and profits, which would have a negative impact on our business and the value of your investment. Our competitors may be developing products which compete with the WavSTAT and LUMA Systems. Our commercial opportunities would then be reduced or eliminated should our competitors develop and market products for any of the diseases that we target that are more effective or are less expensive than the products or product candidates we are developing.

Even if we are successful in developing effective WavSTAT and LUMA Systems, and we obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies and tools for analysis.

Our competitors include fully integrated medical device companies, universities and public and private research institutions. Many of the organizations competing with us may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

The market for medical devices is intensely competitive. Many of our potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than we have. This intense competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to develop, maintain and extend our current technology. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish our revenues, adversely impact our margins or lead to a reduction in our market share, any of which may harm our business.

OUR WavSTAT AND LUMA SYSTEMS TECHNOLOGY MAY BECOME OBSOLETE.

Our WavSTAT and LUMA Systems products may be rendered unmarketable by new scientific or technological developments where new treatment alternatives are introduced that are more effective or more economical than our WavSTAT and LUMA System products. Any one of our competitors could develop a more effective product which would render our technology obsolete.

WE ARE DEPENDENT FOR OUR SUCCESS ON A KEY EXECUTIVE OFFICER.

Our success depends to a critical extent on the continued services of our Chief Executive Officer, Jim Hitchin. If we lost this key executive officer, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for this key executive officer at all, or on terms that are not unduly expensive or burdensome. We do not have an employment agreement with Mr. Hitchin and his employment is severable by either party at will.

OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES.

We currently have a staff of eight full-time employees, consisting of, among others, our Chief Executive Officer, Chief Financial Officer, Director of Sales and Marketing, Operations Manager and Chief Engineer, as well as administrative employees and other personnel employed on a contract basis. Although we believe that these employees, together with the consultants currently engaged by the Company, will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

WE PLAN TO GROW VERY RAPIDLY, WHICH WILL PLACE STRAINS ON OUR MANAGEMENT TEAM AND OTHER COMPANY RESOURCES TO BOTH IMPLEMENT MORE SOPHISTICATED MANAGERIAL, OPERATIONAL AND FINANCIAL SYSTEMS, PROCEDURES AND CONTROLS AND TO TRAIN AND MANAGE THE PERSONNEL NECESSARY TO IMPLEMENT THOSE FUNCTIONS. OUR INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain the anticipated increased number of employees.

WE MAY HAVE DIFFICULTY IN DEVELOPING AND RETAINING AN EFFECTIVE SALES FORCE OR IN OBTAINING EFFECTIVE DISTRIBUTION PARTNERS AND MAY NOT BE ABLE TO ACHIEVE SUFFICIENT REVENUES TO EFFECT OUR BUSINESS PLAN

The market for skilled sales and marketing personnel is highly competitive and specialized. If we are unable to hire and retain skilled and knowledgeable sales people it may negatively impact our ability to introduce our products or generate revenue sufficient to affect our future business plans. In addition our inability to develop business relationships with key technical distributors may also negatively impact our ability to successfully market our products.

WE MAY BE UNSUCCESSFUL IN COMMERCIALIZING THE LUMA ASSETS

With the successful acquisition of the Luma Imaging Corporation’s stock in November 2007, we continue to assess and redeploy its assets, primarily intellectual property, to successfully commercialize the LUMA products. Our limited number of technical and marketing personnel, and our limited budget, may be inadequate for successful market development.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND SHAREHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently carry directors’ and officers’ liability insurance, but such insurance is expensive and can be difficult to obtain. If we are unable to obtain directors and officers liability insurance at affordable rates or at all in the future, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

IF WE FAIL TO COMPLY WITH EXTENSIVE REGULATIONS ENFORCED BY DOMESTIC AND FOREIGN REGULATORY AUTHORITIES, THE COMMERCIALIZATION OF OUR PRODUCTS COULD BE PREVENTED OR DELAYED.

Our WavSTAT and LUMA Systems are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the United States and other countries. The determination of when and whether a product is ready for large scale purchase and potential use will be made by the government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, and the Centers for Disease Control and Prevention. Some of our product candidates are in the clinical stages of development and we have not received required regulatory approval from the FDA for the esophageal or lung applications we hope to commercially market. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Despite the time and expense incurred, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

•	The FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied;

•	The FDA may require additional testing for safety and effectiveness;

•	The FDA may interpret data from pre-clinical testing and clinical trials in different ways than us;

•	If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution; and

•	The FDA may change their approval policies and/or adopt new regulations

Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

•	Warning letters;

•	Civil penalties;

•	Criminal penalties;

•	Injunctions;

•	Product seizure or detention;

•	Product recalls; and

•	Total or partial suspension of production

DELAYS IN SUCCESSFULLY COMPLETING OUR CLINICAL TRIALS COULD JEOPARDIZE OUR ABILITY TO OBTAIN REGULATORY APPROVAL OR MARKET OUR WavSTAT AND LUMA SYSTEM CANDIDATES.

Our business prospects will depend on our ability to complete clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our WavSTAT and LUMA System product candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

•	Unsatisfactory results of any clinical trial;

•	The failure of principal third-party investigators to perform clinical trials on our anticipated schedules; and

•	Different interpretations of pre-clinical and clinical data, which could initially lead to inconclusive results

OUR DEVELOPMENT COSTS WILL INCREASE IF WE HAVE DELAYS IN ANY CLINICAL TRIAL OR IF WE NEED TO PERFORM MORE OR LARGER CLINICAL TRIALS THAN PLANNED.

If the delays are significant, or if any of our WavSTAT System or LUMA product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

THE INDEPENDENT CLINICAL INVESTIGATORS THAT WE RELY UPON TO CONDUCT OUR CLINICAL TRIALS MAY NOT BE DILIGENT, CAREFUL OR EFFICIENT, AND MAY MAKE MISTAKES IN THE CONDUCT OF OUR CLINICAL TRIALS.

We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our product development programs. If independent investigators fail to devote sufficient time and resources to our product development programs, or if their performance is substandard, it may delay FDA approval of our products. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

OUR PRODUCT DEVELOPMENT EFFORTS MAY NOT YIELD MARKETABLE PRODUCTS DUE TO UNFAVORABLE RESULTS OF STUDIES OR TRIALS, FAILURE TO ACHIEVE REGULATORY APPROVALS OR MARKET ACCEPTANCE, PROPRIETARY RIGHTS OF OTHERS OR MANUFACTURING ISSUES.

Our success depends on our ability to successfully develop and obtain regulatory approval to market new products. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

Potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including the:

•	Lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

•	Failure to receive necessary regulatory approvals;

•	Existence of proprietary rights of third parties; and/or

•	Inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD NEGATIVELY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual property. We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual property.

In the case of patents, we cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we currently have and intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

The WavSTAT System is protected by eight issued patents in the United States, Europe and Japan, all of which we own, and one additional patent for which we own the exclusive license. Our LUMA system is the subject of 52 patent applications worldwide, 34 of which have issued and 18 patents are pending.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by the Company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

THE PATENTS WE OWN COMPRISE A LARGE PORTION OF OUR ASSETS, WHICH COULD LIMIT OUR FINANCIAL VIABILITY.

One of the eight issued patents for the WavSTAT System has lapsed for failure to pay maintenance fees, and we are in the process of attempting to re-instate the patent. We cannot assure you that we will be successful in reinstating the patent. Our patents comprise approximately 39% of our assets at March 31, 2010. If our existing patents are invalidated or if they fail to provide significant commercial benefits, it will severely hurt our financial condition, as a significant percentage of our assets would lose their value. Further, since our patents are amortized over the course of their term until they expire, our assets comprised of patents will continually be written down until they lose value altogether.

LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

Compliance with publicly-traded company regulations adversely impacts our resources. As a publicly-traded company, we are subject to rules and regulations that increase our legal and financial compliance costs, make some activities more time-consuming and costly, and divert our management's attention away from the operation of our business. We are obligated to file with the U.S. Securities and Exchange Commission, or the SEC, annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, or the Exchange Act, and are also subject to other reporting and corporate governance requirements, including requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes Oxley Act, and the rules and regulations promulgated thereunder, which impose significant compliance and reporting obligations upon us.  We may not be successful in complying with these obligations, and compliance with these obligations could be time consuming and expensive. Failure to comply with the additional reporting and corporate governance requirements could lead to fines imposed on us, deregistration under the Exchange Act and, in the most egregious cases, criminal sanctions could be imposed.

OUR PRODUCTS MAY BE SUBJECT TO RECALL OR PRODUCT LIABILITY CLAIMS.

Our WavSTAT and LUMA System products may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or an inappropriate design, we may be subject to lawsuits seeking significant compensatory and punitive damages. Any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business and financial condition.

RISK FACTORS RELATED TO OUR SECURITIES

WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future, and we cannot assure an investor that funds will ever be available to pay a dividend or that even if the funds are available, that a dividend will be paid.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL OUR COMMON STOCK.

As long as the trading price of our Common Stock is below $5 per share, the open-market trading of our Common Stock will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our Common Stock, and may result in decreased liquidity for our Common Stock and increased transaction costs for sales and purchases of our Common Stock as compared to other securities.

OUR COMMON STOCK IS THINLY TRADED, SO INVESTORS MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL.

Our Common Stock has historically been sporadically or “thinly-traded”, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. As of August 2, 2010, our average trading volume per day for the past three months was approximately 63,000 shares a day with a high of 297,400 shares traded and a low of 0 shares traded per day. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

THE MARKET PRICE FOR OUR COMMON STOCK IS PARTICULARLY VOLATILE, GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUES.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the foreseeable future. In fact, during the ninety-day period ended August 2, 2010, the high and low closing prices of a share of our Common Stock were $0.34 and $0.22, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our stock is sporadically and/or thinly-traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our Common Stock: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price. In addition, potential dilutive effects of future sales of shares of Common Stock by shareholders and by the Company pursuant to this Prospectus could have an adverse effect on the market price of our shares.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have sometimes initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

OUR OFFICERS AND DIRECTORS OWN OR CONTROL APPROXIMATELY 16% (INCLUDING ALL OPTIONS EXERCISABLE WITHIN 60 DAYS OF AUGUST 2, 2010) OF OUR OUTSTANDING COMMON STOCK, WHICH MAY LIMIT THE ABILITY OF OTHER SHAREHOLDERS, WHETHER ACTING SINGLY OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF THE COMPANY.

As of August 2, 2010, our officers and directors beneficially own or control approximately 16% (including all options exercisable within sixty days of August 2, 2010) of our outstanding Common Stock. These persons will have the ability to significantly influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions which could discourage or prevent a potential takeover of the Company that might otherwise result in shareholders receiving a premium over the market price of their common stock .

A LARGE NUMBER OF SHARES OF COMMON STOCK ARE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS. THE EXERCISE OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF THE INVESTMENT OF OTHER SHAREHOLDERS IN TERMS OF PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF THE COMMON STOCK.

As of August 2, 2010, there are outstanding Common Stock purchase options entitling the holders to purchase 8,200,000 shares of Common Stock at a weighted average exercise price of $0.51 per share (5,150,000 of these shares are exercisable within 60 days of August 2, 2010). The exercise price for all of the aforesaid options may be less than your cost to acquire our Common Stock. In the event of the exercise or conversion of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your Common Stock. In addition, the holders of the common share purchase options may sell Common Stock in tandem with their exercise of those options to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options, which could substantially depress the prevailing market price of our stock.

OUR ISSUANCE OF ADDITIONAL COMMON STOCK, OR OPTIONS TO PURCHASE OUR STOCK, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS.

We are entitled under our articles of incorporation to issue up to 225,000,000 shares of capital stock which includes 175,000,000 shares of Common Stock, 25,000,000 shares of Series C Convertible Preferred Stock, 2,885,000 of Series B Convertible Preferred Stock and 22,115,000 undesignated shares. Our undesignated shares may be designated as in a senior position to our Common Stock. After taking into consideration our outstanding Common Stock at August 2, 2010, we will be entitled to issue up to 12,411,100 additional shares of Common Stock (175,000,000 authorized less shares outstanding of 92,681,828, 18,651,155 shares for issuance upon conversion of Series B and Series C Preferred Stock, 11,558,974 additional shares reserved for issuance to Fusion Capital, 13,902,274 shares reserved for issuance of stock options, 20,383,078 shares reserved for issuance of Common Stock purchase warrants, 4,864,582 shares reserved for placement agent warrants and 547,009 allocable commitment fee shares) and up to 31,348,845 shares of undesignated capital stock. Our board of directors may generally issue stock, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue additional securities to raise capital to further our development. It is also likely that we will be required to issue additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

THE LIMITATION OF MONETARY LIABILITY OF OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE INDEMNIFICATION RIGHTS OF OUR DIRECTORS, OFFICERS, CONSULTANTS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS, CONSULTANTS AND EMPLOYEES.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to the Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, consultants and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, consultants and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors, officers, consultants and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, consultants and employees even though such actions, if successful, might otherwise benefit the Company and shareholders.

ANTI-TAKEOVER PROVISIONS MAY IMPEDE THE ACQUISITION OF OUR COMPANY.

Certain provisions of the Minnesota Business Corporation Act and other Minnesota laws have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends and market estimates in our industry, (d) our future financing plans, (e) our anticipated needs for working capital and expectations with respect to capital expenditures, (f) management’s assumptions regarding costs related to regulatory compliance, (g) our sales and marketing strategy in certain market segments, (h) our expectations with respect to legislative trends in the industries in which we operate, and (i) modifications to our San Diego facility.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus and in our quarterly and annual reports filed with the SEC.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

THE UNITS OFFERING TRANSACTION
General

Between April 29, 2010 and June 17, 2010, the Company sold an aggregate of $3,153,231 of units (the “Units”), each consisting of 50 shares of the Company’s $0.01 Par Value Series C Convertible Preferred Stock (“Series C”) and 25 five-year warrants (the “Warrants”) to purchase Common Stock at $0.30 per share  (the “Offering”) to accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Units were priced at $10.00 per Unit. In connection with the Offering, the Company placed the Series C through selling agents (collectively the “Agents” and individually, an “Agent”) who were paid a cash commission of 10% of the gross proceeds from units sold by such agent, a non-accountable cash fee of 2% of such proceeds, a payment of $25,000 for each $1,000,000 in gross dollar amount of the units sold, and five-year warrants (the “Agent Warrants”) to purchase 10% of the Common Stock issuable upon conversion of the Series C sold by such agent at an exercise price equal to $0.35 per share. The Warrants and Agent Warrants have a cashless exercise provision.

Holders of the Series C may convert into shares of Common Stock at their option at any time, in whole or in part, at an initial conversion price equal to $0.20 per share of Common Stock (the “Conversion Price”). The Conversion Price will be adjusted proportionately for all stock splits, dividends, recapitalizations, reclassifications, payments made to common stock holders and other similar events. Holders of the Series C are obligated to convert their Series C into shares of Common Stock at the Conversion Price in the event (“Mandatory Conversion Date”) of either (i) an underwritten public offering of Common Stock of not less than $10 million gross proceeds and, in connection therewith, the Common Stock becoming traded on the NYSE, NYSE AMEX or the NASDAQ National Market System or (ii) written direction of the Holders of at least 67% of the Preferred Shares issued and outstanding at the time, or (iii) at such time as: (x) the shares are freely tradable (either under Rule 144 or an effective registration statement covering the Conversion Shares), and (y) the Common Stock of the Company has:

•	Had an average closing price for each of the 10 business days prior to the Mandatory Conversion Date of not less than 100% of the then applicable Conversion Price; and

•	Had an average daily trading volume for each of the 10 business days prior to the Mandatory Conversion Date of not less than 50,000 shares.

In the event of a liquidation of the Company, holders of any then unconverted shares of the Series C will be entitled to receive the Liquidation Preference Amount before holders of Common Stock are entitled to receive any portion of the consideration available from the liquidation of the Company. For the purposes hereof, the “Liquidation Preference Amount” is equal to the sum of: (i) the purchase price of any then unconverted Series C Preferred Stock, and (ii) any accrued and unpaid dividends thereon.

Effect of the Sale of the Series C Preferred Stock on Our Shareholders

All of the 15,766,155 shares of Common Stock underlying the Series C, the 7,883,078 shares of Common Stock underlying the Warrants and the 1,576,616 shares of Common Stock underlying the Agent Warrants registered in this offering are expected to be freely tradable.  It is anticipated that shares registered in this offering will be sold from time to time after the date of this Prospectus.  The sale of underlying shares of Common Stock by the Holders of the Series C, Warrants and Agent Warrants of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. As of the date of this Prospectus, no shares of Series C have been converted into free-trading Common Stock of the Company.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Series C, Warrant and Agent Warrant holders. We will receive no proceeds from the sale of shares of Common Stock in this offering. However, we may receive up to $2,916,739 upon the exercise of the Warrants and the Agent Warrants. Any proceeds that we receive from the exercise of warrants will be used for working capital and general corporate purposes.

DESCRIPTION OF BUSINESS

Introduction

SpectraScience, Inc. was incorporated in the State of Minnesota on May 4, 1983 as GV Medical, Inc. In October 1992, GV Medical discontinued its prior business, refocused its development efforts and changed its name to SpectraScience, Inc. The “Company”, hereinafter refers to SpectraScience, Inc. and its wholly owned subsidiary, Luma Imaging Corporation. From 1996 until filing for bankruptcy in 2002, the Company focused on developing the WavSTAT ® Optical Biopsy System. The WavSTAT is a proprietary, minimally invasive technology that optically analyzes tissue in real-time to distinguish between normal and pre-cancerous or cancerous tissue, without the need to remove tissue from the body.

Our principal executive offices are located at 11568 Sorrento Valley Rd., Suite 11, San Diego, CA 92121. You can reach us by telephone at (858) 847-0200; by fax at (858) 847-0880; or by email at info@spectrascience.com. Our website address is www.spectrascience.com, however the information contained on our website is not a part of this Prospectus.

Reorganization

The Company adopted “fresh-start reporting” effective August 2, 2004, given the absence of any operating activity or other significant activity for almost two years, in accordance with the guidelines of the A.I.C.P.A.’s Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”).

Business Development - Acquisitions

On November 6, 2007, the Company acquired the assets of Luma Imaging Corporation (“LUMA”) from its stockholders in consideration for 11.2 million restricted shares of SpectraScience Common Stock.

LUMA had developed and received approval from the U.S. Food and Drug Administration (the “FDA”) for an optical, non-invasive diagnostic imaging system that is proven to more effectively detect cervical cancer precursors than using conventional means alone ( i.e. , colposcopy). The LUMA Cervical Imaging System utilizes a single-use disposable probe and requires little additional training as it leverages a clinician’s existing skill sets. When used as an adjunct to colposcopy, LUMA detects significantly more high-grade cervical cancer precursors than colposcopy alone.

The transaction was accounted for as a purchase that included intellectual property, inventory and equipment. The intellectual property consisted of a total of 34 issued U.S. Patents and 28 additional patent applications.

Products and Markets

SpectraScience has developed a technology platform to instantly determine if tissue is normal, pre-cancer or cancerous, without the need for exploratory biopsy. The Company received FDA approval to market its proprietary and patented optical biopsy system capable of determining instantaneously whether colon tissue is normal, pre-cancerous or cancerous without physically removing tissue from the body and without waiting days for a pathology report. The Company is also developing an additional application for the detection of pre-cancerous and cancerous tissue in the esophagus, as well as to cervical cancer and pre-cancer detection through the acquisition of Luma Imaging Corporation.

The WavSTAT operates by using cool, safe ultraviolet laser light to optically illuminate and analyze tissue, assisting the physician to make an instant diagnosis during endoscopy when screening for cancer and, if warranted, to begin immediate treatment during the same procedure. The SpectraScience WavSTAT uses laser-induced auto-fluorescence to obtain spectral information from tissue at the suspected site. The system is classified as a non-significant risk device transmitting low-level UV laser light energy through an optical fiber to the tissue via the working channel of an endoscope. The tissue in contact with the optical fiber absorbs the light and the resulting tissue auto-fluorescence is collected by the same optical fiber and returned to an optical detector within the WavSTAT console for measurement. The system analyzes the spectral data and displays the results as normal tissue (green light), suspected pre-cancer, or cancer (red light). Data are recorded on a printer and saved in flash memory and a hard drive. The WavSTAT has been tested at leading medical centers, including the Mayo Clinic and Massachusetts General Hospital, with results demonstrating statistically significant improvement in physician accuracy in the ability to detect pre-cancerous and cancerous tissue during endoscopy.

The WavSTAT was specifically designed to serve as a technology platform to facilitate multiple medical applications for cancer detection. We see additional opportunities for this core technology in several other large, as-yet-unexplored, markets which include lung, skin, oral, prostate, breast, urinary, stomach, IBD, bladder and pancreatic cancer detection. The Company is currently developing additional applications for these markets.

Colorectal Cancer

The American Cancer Society reports colorectal cancer as the third most common cancer diagnosed in the U.S. with approximately 108,070 new cases annually. With an estimated 49,960 deaths in 2008, colorectal cancer is second only to lung cancer as the leading cause of cancer death in the U.S. Candidates for colorectal cancer screening include all persons, with or without symptoms, over the age of 50 (or an estimated 80-90 million people in the U.S.) with the screening market expected to increase 20% over the next ten years. Demographic trends in Europe are very similar.

Colorectal cancer is primarily diagnosed through the discovery, removal and histo-pathologic analysis of polyps. Colon polyps are small masses of tissue found in the lining of the colon that may be either benign or malignant. The most commonly performed and generally accepted colorectal cancer screening procedure to detect polyps is an endoscopy of the lower colon also known as a flexible sigmoidoscopy or, alternately, a full colonoscopy. According to the American Society for Gastrointestinal Endoscopy guidelines for colorectal cancer screening, large polyps (greater than 1 centimeter) are generally removed as a matter of course and sent to pathology for evaluation. On the other hand, the guidelines further state that small polyps (less than 1 centimeter which account for approximately 85% of all polyps) require “individualized treatment on a case by case basis”. The clinical utility of the WavSTAT occurs when the physician must decide the best course of treatment for small polyps. When small polyps are found, it is left to the physician’s discretion based primarily on visual assessment, whether to remove the polyp, place the patient under surveillance, or to biopsy. If a biopsy is performed and cancer or pre-cancer is documented by pathology, the polyp must then be removed during a second costly endoscopy procedure.

Relative to colorectal cancer, five-year survival rates as reported by the American Cancer Society are as follows:

•	Approximately 90% of patients live five years or longer if the cancer is detected and treated at an early stage;

•	Only 68% of patients live five years or longer if the cancer spreads outside the polyp and colon to nearby organs or lymph nodes; and

•	The five-year survival rate for those patients in whom the cancer has spread further to the liver or other organs is only 10%.

Early detection of colorectal cancer is essential to long-term survival. Unfortunately, the American Cancer Society reports that only 39% of colorectal cancers are detected at an early stage. Clinical studies indicate that colorectal cancer screening procedures result in earlier detection and can prevent as much as 40% of potential colorectal cancers and subsequently reduce colorectal cancer deaths by 30 to 50%. Colorectal screening procedures not only save lives, they also save money. If a patient is not diagnosed until symptoms develop and the disease has spread, or if misdiagnosed at an early stage, the chance of patient survival decreases and more advanced treatment regimens such as surgery, chemotherapy and/or radiation become necessary.

The WavSTAT was specifically designed to be used during screening endoscopy of the colon to aid and improve the physician’s ability to identify small polyps as normal, pre-cancerous or cancerous tissue in real time. Results from the Company’s FDA regulated clinical studies performed at the Mayo Clinic (Rochester, MN), Massachusetts General Hospital (Boston, MA), Hennepin County Medical Center (Minneapolis, MN) and Minnesota Gastroenterology P.A. (St. Paul and Minneapolis, MN), demonstrated that using the WavSTAT during colorectal endoscopic screening increased the physician’s diagnostic accuracy in detecting pre-cancerous or cancerous polyps by a statistically significant amount.

Based on the results demonstrated by these clinical studies, we believe that using the WavSTAT will:

•	Significantly improve the physician’s diagnostic accuracy in determining whether small polyps in the colon are pre-cancerous or cancerous;

•	Improve patient survival rates by earlier detection and treatment of cancers and pre-cancers by more accurately identifying cancers or pre-cancers the physician may misdiagnose;

•	Improve the patient’s quality of life by providing an immediate analysis of the tissue, thereby eliminating the anxiety of waiting several days to hear the pathology results;

•
Enable the physician to diagnose and treat the patient during the same endoscopy procedure with the same biopsy instrument, thereby potentially reducing the need for scheduling a second expensive endoscopy for treatment purposes;

•	Significantly reduce the number of physical biopsies performed and reduce the number of unnecessary follow-on endoscopies performed; and

•	Reduce the number of misdiagnosed patients, thereby eliminating the need for more costly advanced treatments such as surgery, chemotherapy and/or radiation.

Esophageal Cancer

Barrett’s esophagus is a condition of the lining of the lower esophagus thought to be caused primarily by Gastro Esophageal Reflux Disease (“GERD”), more commonly known as chronic heartburn. Barrett’s esophagus is considered to be a pre-malignant stage and a precursor to esophageal cancer. Physicians typically recommend that persons with chronic heartburn should have an endoscopy to look for Barrett’s esophagus. Some Barrett’s patients will advance further to a stage where additional abnormal tissue called dysplasia is present. Dysplasia is known to be the next progressive step toward esophageal cancer and is categorized as either low-grade or high-grade.

Barrett’s esophagus, dysplasia and esophageal cancer patients are presently diagnosed via endoscopy of the esophagus with the physician taking multiple random physical biopsies of the esophageal lining; this is a significantly invasive procedure. It is critical that high-grade dysplasia is correctly diagnosed because physicians frequently recommend surgical resection or removal of the esophagus in such an event. Unfortunately, dysplasia is difficult to find and/or diagnose because it is not reliably visible to the physician during standard endoscopy. The result is that physical biopsies (as many as 20 at once) are performed either randomly or in a geometric pattern throughout the length of the esophagus in the hope of finding any existing diseased tissue. Current medical practice typically follows the guidelines described below:

•	Patients with chronic GERD (severe heartburn) receive a screening endoscopy of the esophagus with multiple biopsies to check for Barrett’s esophagus;

•	Patients with Barrett’s esophagus receive an endoscopy with multiple biopsies every year to check for dysplasia;

•	Patients with Barrett’s esophagus that has progressed to include low grade dysplasia receive an endoscopy with multiple biopsies every 6 months to check for high grade dysplasia; and

•
Patients with Barrett’s esophagus that has progressed to include high grade dysplasia receive an endoscopy with multiple biopsies every 3 months to check for cancer and/or may be referred for esophageal surgical resection, photodynamic therapy or electrical ablation.

The American Cancer Society estimates that 16,470 new cases of esophageal cancer were diagnosed in the year 2008, with a greater than 90% mortality rate. In addition, the rate of esophageal cancer is growing six times faster than any other form of cancer. The relatively high death rate associated with esophageal cancer typically results from a lack of early diagnosis with the outcome being that the cancer has grown to an advanced stage. As described above, the frequency of endoscopic surveillance for these patients increases as the pre-cancerous stages advance in hopes of providing the earliest possible diagnosis.

The Company has developed an initial application for the WavSTAT for the detection of pre-cancerous and cancerous tissue in the esophagus. We completed a clinical study in April 2002 using the WavSTAT for the detection of pre-cancerous and cancerous tissue in the esophagus. The study was designed to determine the viability of using spectroscopic techniques to detect esophageal cancer in Barrett’s patients, and to develop and demonstrate the feasibility of the WavSTAT for this type of application. A total of 87 patients with Barrett’s esophagus were enrolled into the trial with 326 optical and physical biopsies taken. The results of the evaluation show that the WavSTAT appears to be effective in detecting pre-cancerous and cancerous tissue. Derived from the study data, a proprietary tissue recognition software algorithm was developed and is being refined in clinical trials.

We estimate the annual potential revenue estimated for esophageal cancer and pre-cancer detection in the United States and Europe to be in the range of $850 million with the related annual disposable/re-useable market estimated at an additional $250-650 million.

Cervical Cancer

Almost a thousand women die every day worldwide from cervical cancer. Cervical cancer is the sixth most common form of malignancy for U.S. women, with approximately 11,000 new cases per year. An additional 600,000 women are identified each year as having potentially pre-cancerous cervical disease. Early detection of these pre-cancerous conditions allows clinicians to treat patients more effectively, less expensively, and with fewer lasting health effects. Currently, women with abnormal PAP tests are diagnosed with a colposcope; A decades-old, low-powered binocular microscope technology, which provides for a limited visual subjective assessment of the cervix. A recent large-scale National Cancer Institute-sponsored clinical trial demonstrated that colposcopy failed to detect approximately 33% of high-grade precancerous lesions in women referred with questionable PAP results. Our LUMA Cervical Imaging System’s ability to detect close to 30% more ASCUS/LSIL cervical cancer precursors than colposcopy alone provides clinicians with a valuable tool in the fight against cervical cancer.

In the U.S., more than four million women have abnormal PAP tests each year, and they typically undergo a series of repeat, stressful and expensive diagnostic tests. For women with precancerous lesions, the long diagnostic cycle can allow the disease to progress and develop into invasive, life-threatening cancer. By providing a more objective test, it is expected that LUMA will allow clinicians to more effectively manage and treat millions of women who are at risk of cervical cancer.

The LUMA provides a non-invasive diagnostic imaging system to detect cervical cancer precursors more effectively than using conventional means (i.e. colposcopy). The LUMA utilizes a single-use disposable probe and requires little additional training as it leverages clinicians’ existing skill sets. When used as an adjunct to colposcopy, LUMA detects significantly more high-grade cervical cancer precursors. Clinical trials comprised of over 3,000 women have demonstrated LUMA’s ability to detect close to 30% more Atypical Squamous Cell of Undetermined Significance/Low-grade Squamous Intraepithelial Lesion (ASCUS/LSIL) cancer cell precursors than colposcopy alone. LUMA received FDA approval as an adjunct to colposcopy in March 2006 and the predecessor company was conducting a 950 patient post-approval study (300 were completed) to further examine its advanced detection capabilities when placed in a practical clinical setting.

In the U.S. alone, over $6 billion is spent annually on the screening, diagnosis and treatment of women with cervical cancer. The current colposcopy procedure market size is approximately $1.0 billion annually. Diagnosing cervical cancer is often a long and uncertain process, requiring repeat visits by anxious patients. Approximately two million colposcopy procedures are performed each year in the United States, with many repeat exams prior to arriving at a definitive diagnosis. The introduction of HPV-DNA testing is expected to be a catalyst for this market, increasing the number of colposcopy procedures performed each year. We believe that the LUMA System is a reliable, easy-to-use diagnostic tool that provides immediate benefit for clinicians and their patients by reducing the incidence of misdiagnosis and allowing for early-stage detection and treatment of cervical cancer precursors.

Government Regulation

United States

Extensive government regulation, both in the United States and internationally, controls the design, manufacture, labeling, distribution and marketing of our products, particularly regarding product safety and effectiveness. In the United States, medical devices are subject to review and clearance or approval by the FDA. The FDA regulates the clinical testing, manufacture, labeling, distribution and promotion of medical devices. If we fail to comply with applicable FDA requirements we could face:

•	fines, injunctions or civil penalties;

•	recall or seizure of our products;

•	criminal prosecution;

•	a recommendation that we not be allowed to contract with the government;

•	total or partial suspension of production;

•	inability to obtain pre-market clearance/approval for our devices; and

•	withdrawal of marketing approvals

The Food, Drug, and Cosmetic Act, the Public Health Service Act, and Safe Medical Devices Act of 1990 and other federal statutes and regulations also govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, clearance, advertising and promotion of our products.

In the United States, medical devices are assigned to one of three classes depending on the controls the FDA deems necessary to ensure the safety and effectiveness of the device. The WavSTAT and LUMA Systems are both Class III devices; this is FDA’s most highly regulated category in the Center for Devices and Radiological Health (“CDRH”). In addition to adhering to general controls to which all medical devices are subject, and special controls such as performance standards, post-market surveillance and patient registries, a Class III device must receive pre-marketing approval to ensure its safety and effectiveness prior to commercialization.

FDA approval to distribute CDRH regulated devices can be obtained in one of two ways. If a new or significantly modified device is “substantially equivalent” to an existing legally marketed device, the new device can be commercially introduced after filing a 510(k) pre-market notification with the FDA and the subsequent issuance by the FDA of an order permitting commercial distribution. Changes to existing devices that do not significantly affect safety or effectiveness may be made without an additional 510(k) notification. We received 510(k) clearance from the FDA for our disposable and reusable Optical Biopsy Forceps in December 1996.

A second, more comprehensive approval process applies to a Class III device that is not substantially equivalent to an existing product. First, the applicant must usually conduct clinical trials in compliance with testing protocols and patient “informed consent” forms approved by the Institutional Review Board (IRB or Safety Committee) at each participating research institution. These boards oversee and approve all clinical studies at their institutions (in some cases a central IRB may approve studies at multiple locations). Second, a Pre-Market Approval (“PMA”) application must be submitted to the FDA describing (i) the clinical trial results, (ii) the device and its components, (iii) the methods, facilities and controls used for manufacture of the device, (iv) proposed labeling and advertising literature, and (v) the demonstration that the product is safe and effective.

If the FDA determines, upon receipt of the PMA application, that the application is sufficiently complete to permit a substantive review, they will accept the application for filing. Review of a pre-market approval application typically takes from six months to two years from the date the application is accepted for filing, but can be significantly longer. Often, during the review period, a panel primarily composed of clinicians and acting as an advisory committee will be convened to review, evaluate, and provide non-binding recommendations to the FDA as to whether the device should be approved. Toward the end of the application review process, the FDA generally will conduct an inspection of the manufacturer’s facilities to ensure that the facilities are compliant with the applicable Quality System Regulations requirements.

If FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will issue either an approval letter or a conditional approval letter which contains a number of conditions that must be satisfied in order to secure final approval of the PMA application. When and if those conditions are fulfilled to the satisfaction of the FDA, they will issue an approval letter, authorizing commercial marketing of the device for certain indications for use. If the FDA’s evaluation of the PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the application or issue a “not approvable letter.” The FDA may also determine that additional clinical trials are necessary, in which case pre-market approval could be delayed for several years while additional clinical trials are conducted and submitted in an amendment to the PMA application. The pre-market approval process can be expensive, uncertain and lengthy, and a number of devices for which FDA approval has been sought have never been approved for marketing.

Any products manufactured or distributed pursuant to FDA clearances or approvals, are subject to pervasive and continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences when using the product

Device manufacturers are required to register their establishments and list their devices with the FDA and certain state agencies, and are subject to periodic inspections by the FDA and certain state agencies. The Food, Drug, and Cosmetic Act requires devices to be manufactured in accordance with Quality System Requirements regulations, which impose procedural and documentation requirements upon a manufacturer and any of its contract manufacturers with respect to manufacturing and quality assurance activities. The frequency and depth of inspections of PMA products are generally more detailed and frequent than products cleared in the 510(k) process. Quality System Requirements regulations also require design controls and maintenance of service records. Changes in existing requirements or adoption or new requirements or policies could adversely affect our ability to comply with regulatory requirements. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition or results of operations.

The Company submitted a PMA application for market clearance of the WavSTAT Optical Biopsy System for use during endoscopic screening of the colon in September 1998, and was approved by the FDA in November 2000. Based upon beta site outcome clinical studies, features were added to the WavSTAT, and submitted as a supplement to the original filing in September 2001. The FDA approved the supplement for the WavSTAT II in November 2001. The Company submitted a supplement for approval of WavSTAT III in February 2002 and approval was received in August 2002. We anticipate that product improvements requiring approval, or any new applications, such as for Barrett’s esophagus developed for the WavSTAT will be submitted as supplements to the original filing rather than as original PMA filings.  In September 2009, the FDA approved a PMA amendment for an updated WavSTAT platform which included new state-of-the-art hardware.

A similar path was followed for the LUMA Cervical Imaging System with the original PMA being filed by FDA on June 28, 2004. Following interactive communication with FDA and 15 PMA amendments, the product received its PMA approval on March 16, 2006. In addition to the standard conditions of approval, an additional LUMA approval condition was a post-approval study. When the LUMA assets were acquired, approximately one third of the study had been completed. We are now assessing the data from that study and are continuing the post-approval study to meet this condition of approval.

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We are not aware of any manufacturing methods for the WavSTAT or LUMA Systems that will require extensive or costly compliance with environmental regulations. However, since laws change over time there can be no assurance that (i) we will not be required to incur significant costs to comply with all applicable laws and regulations in the future, or (ii) the impact of changes in those laws or regulations or adoption of new laws and regulations will not have a material adverse effect upon our ability to do business.

European Union and Other Countries

The European Union encompasses most of the major countries in Europe. The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trial, labeling, and adverse event reporting for medical devices. The principal directive prescribing the laws and regulations pertaining to medical devices in the European Union is the Medical Devices Directive, 93/42/EEC.

Devices that comply with the requirements of the Medical Devices Directive will be entitled to bear the CE mark, indicating that the device complies with the essential requirements of the applicable directive. In order to distribute a medical device in the European Union, the product must earn and display the CE mark. Generally, companies must also go through the ISO certification process in order to obtain the CE mark. SpectraScience received ISO 9001 certification in July 2000, and CE mark authorization for our products in October 2000. In order to maintain ISO 9001 certification SpectraScience must undergo a yearly audit to assure the European Union regulatory agencies of our compliance with ISO 9001 standards. Our last audit was in 2010, when we earned certification for an additional standard, EN 13485:2003, which is a medical device adaptation of the ISO 9001 standard. We are periodically re-audited to remain ISO 9001 and EN 13485 certified. There can be no assurance that we will be able to maintain international certification or CE mark authorization for any of our products or product components. Furthermore, even though a device bears the CE Mark, practical complications may arise with respect to market introduction because of differences among countries in areas such as labeling requirements and reimbursement practices. We may be required to spend significant amounts of capital in order to comply with the various regulatory requirements of foreign countries and achieve reasonable payment for our products.

Product Research and Development

The Company continued to invest significant capital in research and development activities for the fiscal year ended December 31, 2009. Research and development expenses were $2,126,574 and $2,220,007 for the fiscal years ended December 31, 2009 and 2008, respectively. For the three months ended March 31, 2010, research and development expenses were $224,392.

Compliance with Environmental Laws

Management has reviewed the cost of compliance with environmental laws and deemed the cost of such appliance to be non-material for the fiscal year ended December 31, 2009, the three-month period ending March 31, 2010 and in the foreseeable future.

Distribution, Sales and Customers

Our objective is to become a leader in the development and commercialization of advanced proprietary diagnostic products with the capability to differentiate in real-time between healthy, and pre-cancerous or cancerous tissue. During 2010, our sales and marketing efforts have been, and will continue to be, focused on selling the WavSTAT and LUMA Systems in the colorectal, cervical and esophageal cancer diagnostic markets. We have focused particular emphasis on marketing the WavSTAT system in international markets.

In the United States, successful product introduction will require a larger direct sales force or strategic corporate partner that has strongly established call patterns within Managed Care Organizations.  Management believes the availability of clinical support specialists to support the sales force and to conduct training seminars to educate endoscopists and other health care providers regarding the proper use of the WavSTAT Systems, will be a strong component of product introduction strategy. To further international objectives during 2010, the Company will continue to appoint new European Distributors. The distributors should have significant resources and strong franchises which, when coupled with our technology, will increase the likelihood of commercial success in those markets.

Third-Party Reimbursement

We expect to market and sell the WavSTAT and LUMA Systems primarily through hospitals and clinics. In the United States, the purchasers of medical devices generally rely on Medicare, Medicaid, private health insurance plans, health maintenance organizations and other sources of third party reimbursement for health care costs, to reimburse all or part of the cost of medical devices and/or the procedure in which the medical device is used. Significant sales of the our Systems will, in part, be dependent on the availability of adequate reimbursement from these third party payers for procedures carried out using our products. We believe that less-invasive procedures generally provide less costly overall therapies compared to conventional drugs, surgery and other treatments. We anticipate hospital administrators and physicians will justify the use of our products by the cost and timesaving recognized and clinical benefits that we believe will be derived from the use of our products.

Third party payers determine whether to provide coverage for a particular procedure and reimburse health care providers for medical treatment at a fixed rate based on the diagnosis-related group established by the Center for Medicare and Medicaid Services (“CMS”). The fixed rate of reimbursement is based on the procedure performed and is unrelated to the specific type or number of devices used in a procedure. If a procedure is not covered by a diagnosis-related group, payers may deny reimbursement. If reimbursement for a particular procedure is approved, third party payers will reimburse health care providers for medical treatment based on a variety of methods, including a lump sum prospective payment system based on a diagnosis-related group or per diem, a blend between the health care provider’s reported costs and a fee schedule, a payment for all or a portion of charges deemed reasonable and customary, or a negotiated per capita fixed payment.

Currently existing available codes can be used to provide a level of reimbursement to users. Management believes however, that currently available reimbursement codes do not adequately reimburse for the anticipated value that optical biopsy technology brings to the medical care system. Optical biopsies are not currently approved for reimbursement by third-party payers, and there can be no assurance that optical biopsy technology will be approved for any third party reimbursement, even if it proves to play a significant role in improving the endoscopist’s ability to accurately differentiate among polyps in the colon, Barrett’s esophagus or cervical dysplasia.

Medical equipment capital costs incurred by hospitals are reimbursed separately from diagnosis-related group payments. Changes in federal legislation, or policies of the government or third-party payers that reduce reimbursements under capital cost pass through-systems, could adversely affect the market for our products.

Demonstrating cost-effectiveness and improved patient outcomes is critical to the sales cycle since payers evaluate these factors in determining whether to reimburse for new technologies. Payers may also delay reimbursement decisions for a year or more, even when provided with cost-effectiveness data, while they conduct their own technology assessments. The availability of peer-reviewed literature regarding the technology may help payers in reducing this technology assessment timeline. To promote the dissemination of literature regarding the WavSTAT, LUMA and optical biopsy technology, SpectraScience intends to have published clinical utility data in peer-reviewed journals.

We expect that there will be continued pressure on cost-containment throughout the United States health care system. Cost reduction, cost containment, managed care, and capitation pricing (putting a ceiling on the price) are very familiar themes within healthcare. Limits on third-party reimbursements that lead to cuts in reimbursements for new or experimental procedures would affect the ability of smaller companies with new technologies to compete with larger established firms, or with established technologies. Lobbying activities are often necessary to bring to light the value of these new technologies but require extensive amounts of corporate resources that the Company may not be able to afford.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government managed health care systems that control reimbursement for new products and procedures. In most markets, there are private insurance systems as well as government managed systems. Market acceptance of the SpectraScience products will depend on the availability and level of reimbursement in international markets we target. There can be no assurance that we will obtain reimbursement in any country within a particular time, for a particular time, for a particular amount, or at all.

We are unable to predict what additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, if any, or what effect it might have on us. Reforms may include (i) mandated basic health care benefits, (ii) controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, (iii) greater reliance on prospective payment systems, (iv) the creation of large insurance purchasing groups, and (v) fundamental changes to the health care delivery system. Management anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment mechanisms. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict which reform proposals, if any, will be adopted, when they may be adopted or what impact they may have on SpectraScience. Failure by hospitals and other users of our products to obtain reimbursement from third-party payers, or changes in government and private third-party payers’ policies toward reimbursement for procedures employing our products, could have a material adverse effect on our business, financial condition and results of operations.

Manufacturing and Sources of Supply

SpectraScience manufactures the WavSTAT and LUMA Systems at its facility in San Diego. The manufacturing of the WavSTAT forceps are outsourced to United States contract OEM manufacturers. All WavSTAT and LUMA Systems previously used for pre-clinical testing, FDA compliant clinical trials, and cost effectiveness/outcome clinical studies were manufactured under a Quality System with Standard Operating Procedure controls. Management continues to utilize these quality control Systems and adds to or modifies them as necessary.

The WavSTAT and LUMA Systems are, and will be, manufactured in accordance with current FDA Quality System Regulations (“QSR”) and ISO 9001 International Standards, both of which are necessary to sell products within the United States and the European Union. These requirements impose certain procedural and documentation requirements upon SpectraScience with respect to manufacturing and quality assurance activities, as well as upon those third parties with whom the Company contracts to perform certain manufacturing processes.

During the third quarter of 2007, SpectraScience was granted ISO 9001 and 13485:2003 certification for its manufacturing facility and Quality System. These international standards are the European equivalent to the FDA’s Quality System Regulations. Meeting these standards permits use of the “CE mark” to export the WavSTAT optical biopsy system to the European Union and most other countries of the world. The manufacturing processes and Standard Operating Procedures required to build a WavSTAT and LUMA System have been reviewed by the FDA and we are authorized to manufacture the product in our current facility.   Both the FDA and the European Notified Body will continue to perform periodic audits as long as SpectraScience manufactures and commercializes medical products

Competition

The medical device industry is highly competitive. Management believes the Company has few direct competitors in applying spectroscopy for the differentiation of normal, pre-cancerous or cancerous tissues in the gastrointestinal tract; however, the development of products using spectroscopic diagnostics for various medical specialties is rapidly growing. To our knowledge, no other competitors have completed FDA clinical studies or submitted a pre-market approval application to the FDA or received CE Mark authority to distribute a product for the detection of colorectal or esophageal cancer.

Many competitors have substantially greater resources than we do, either internally or in combination with strategic partners. These resources may allow them to develop, market and distribute technologies or products that could be more effective than those developed or marketed by us, or that would render our technologies and products obsolete. The resource advantages they may have are:

•	greater capital resources;

•	greater manufacturing resources;

•	greater resources and expertise in testing products in clinical trials;

•	greater resources and expertise in the areas of research and development;

•	greater expertise in obtaining regulatory approvals; and

•	greater resources for marketing and sales activities.

Patents

SpectraScience currently owns exclusive rights to a total of eight issued U.S. patents and international patents for the WavSTAT technology.

Patent Name	U.S. Patent Number
Optical Biopsy Forceps	5,762,613
System for Diagnosing Tissue with Guidewire	5,601,087
Method of Diagnosing Tissue with Guidewire	5,439,000
Guidewire Catheter and Apparatus for Diagnostic Imaging	5,383,467
Optical Biopsy Forceps System and Method of Diagnosing Tissue	6,066,102
Optical Biopsy Forceps	6,129,683
Optical Biopsy System and Methods for tissue Diagnosis	6,174,291
Optical Forceps System and Method of Diagnosing and Treating Tissue	6,394,964
SpectraScience is also the exclusive licensee through the Massachusetts General Hospital of U.S. Patent 5,843,000 entitled, “Optical Biopsy Forceps and Method of Diagnosing Tissue” and a pending international patent application. The above patents expire between January 2015 and May 2022. Each of the international patents designates several countries for patent protection.

SpectraScience currently owns exclusive rights to a total of 34 issued U.S. patents and international patents for the LUMA technology.

Patent Name	U.S. Patent Number
Spectral Volume Microprobe Analysis of Materials	5,713,364
Spectral Volume Microprobe Arrays	6,104,945
Sheath for Cervical Optical Probe	D453,832
Sheath for Cervical Optical Probe	D453,962
Sheath for Cervical Optical Probe	D453,963
Sheath for Cervical Optical Probe	D456,964
Spectroscopic System Employing a Plurality of Data Types	6,385,484
Spectral Volume Microprobe Arrays	6,411,835
Systems and Methods for Optical Examination of Samples	6,411,838
Spectral Data Classification of Samples	6,421,553
Optical Methods and Systems for Rapid Screening of the Cervix	6,427,082
Sheath for Cervical Optical Probe	D460,821
Substantially Monostatic, Substantially Confocal Optical Systems for Examination of Samples	6,760,613
Fluorescent Fiberoptic Probe for Tissue Health Discrimination and Method of Use Thereof	6,768,918
Method and Apparatus for Identifying Spectral Artifacts	6,818,903
Spectral Volume for Microprobe Arrays	6,826,422
Sheath for Cervical Optical Probe	D507,349
System for Normalizing Spectra	6,839,661
Optical Probe Accessory Device for Use In-Vivo Diagnostic Procedures	6,847,490
Methods of Monitoring Effects of Chemical Agents on a Sample	6,902,935
Sheath for Cervical Optical Probe	D500,134
Optimal Windows for Obtaining Optical Data for Characterization of Tissue Samples	6,933,154
Methods and Apparatus for Displaying Diagnostic Data	7,136,518
Spectral Volume Microprobe Analysis of Materials	5,813,987
Colonic Polyp Discrimination by Tissue Florescence and Fiberoptic Probe	7,103,401
Optical Methods and Systems for Rapid Screening of the Cervix	7,127,282
Methods and Systems for Correcting Image Misalignment	7,187,810
Image Processing using Measures of Similarity	7,260,248
Methods and Apparatus for Processing Spectral Data for use in Tissue Characterization	7,282,723
Methods and apparatus for characterization of tissue samples	7,309,867
Fluorescent fiberoptic probe for tissue health discrimination	7,310,547
Methods and Systems for Correcting Image Misalignment	7,406,215
Unique Methods of Calibrating Spectral Data	7,459,696
Unique Methods and Apparatus for Evaluation of Image Focus	7,469,160

An additional 18 patent applications are pending. In total, more than 500 valid claims have been granted covering a broad range of technology and methods. Foreign rights have further been secured for many of the most important patents.

SpectraScience believes that it holds the single largest patent portfolio of its kind in the field of optical methods for identifying tissue abnormalities, particularly for identifying cancer and its precursors. The Company also believes that its portfolio will protect the core technology and methods embodied in the LUMA and WavSTAT Systems and for many of its foreseeable product extensions and will create a substantial barrier to entry for others pursuing similar approaches.

Core Areas of Patent Protection

More specifically, SpectraScience’s portfolio provides protection in the following key technology, design and methods areas:

s	Localized tissue characterization using optical methods;

s	Specific application of fluorescence and broadband spectroscopy, and video imaging, particularly in combination;

s	Designs and use of a disposable sheath, particularly in combination with systems and methods, including use of unique identifiers;

s	Algorithmic methods specific to optical assessment of tissue characteristics, particularly involving identification, classification and calibration methods;

s
Clinical applications of these methods and systems for identifying tissue characteristics, including use of display methods, marking methods (including biomarkers), and in combination with treatment; and

s	Applications to further system development, including applications for screening, treatment and other fields beyond cervical cancer

SpectraScience holds registered trademarks for the WavSTAT and LUMA Cervical Imaging System and SpectraScience documents, software and graphics are protected by appropriate copyrights.

SpectraScience’s ability to obtain and maintain patent protection for its products, preserve its trade secrets and operate without infringing on the proprietary rights of others will directly affect the success the Company's operations. The Company's strategy regarding the protection of its proprietary intellectual property and innovations is to seek patents on those portions of our technology that management believes are patentable, to obtain copyrights for its software if appropriate, and to protect as trade secrets other confidential information and proprietary know-how. There are certain technological aspects of the WavSTAT and LUMA Systems that are not covered by any patents or patent applications. SpectraScience seeks to protect its trade secrets and proprietary know-how by obtaining confidentiality and invention assignment agreements in connection with employment, consulting and advisory relationships.

Our ability to obtain and maintain patent protection for our products, preserve our trade secrets and operate without infringing on the proprietary rights of others will directly affect how successful our operations will be. Our strategy regarding the protection of our proprietary rights and innovations is to seek patents on those portions of our technology that we believe are patentable, and to protect as trade secrets other confidential information and proprietary know-how.

The patent and trade secret positions of medical device companies like SpectraScience are uncertain and involve complex and evolving legal and factual questions. To date, no claims have been brought against SpectraScience alleging that our technology or products infringe intellectual property rights of others. Often, patent and intellectual property disputes in the medical device industry are settled through licensing or similar arrangements. However, there can be no assurance that necessary licenses from other parties would be available to us on satisfactory terms, if at all. The costs associated with such arrangements may be substantial and could include ongoing royalties.

United States patent applications are secret until patents are issued or corresponding foreign applications are published in other countries. Since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, management cannot be certain that SpectraScience was the first to invent the inventions covered by each of its pending patent applications, or that it was the first to file patent applications for such inventions. In addition, the laws of some foreign countries do not provide the same degree of intellectual property right protection as do the laws of the United States. Litigation associated with patent or intellectual property infringement or protection can be lengthy and prohibitively costly. There can be no assurance that SpectraScience would have the financial resources to defend its patents from infringement or claims of invalidity, or to successfully defend itself against intellectual property infringement claims by third parties.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have clinical trial liability insurance coverage at this time for our clinical programs. There can be no assurance that future insurance coverage will be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future products.

Employees

As of August 2, 2010, SpectraScience had eight full-time employees, five involved with manufacturing, one in sales and marketing and two engaged in finance and administration. The Company’s payroll is administered through an independent third party. SpectraScience is not subject to any collective bargaining agreement and management believes that employee relations are generally satisfactory.

SpectraScience relies on external consultants in the financial, regulatory, software development and design engineering areas. When management determines to increase our workforce in response to improved economic, market, and/or business conditions, there is no assurance that we will be able to attract or retain employees with the skills we require.

Other

Our operations currently are, or may be in the future, subject to various federal, state and local laws, regulations and recommendations relating to data protection, safe working conditions, manufacturing practices and the purchase, storage, movement, use and disposal of hazardous or potentially hazardous substances used in connection with our research work and manufacturing operations, including radioactive compounds and infectious disease agents. Although we believe that our safety procedures comply with the standards prescribed by federal, state and local regulations, the risk of contamination, injury or other accidental harm cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result and any liabilities could exceed our resources. Failure to comply with such laws could subject an entity covered by these laws to fines, criminal penalties and/or other enforcement actions.

DESCRIPTION OF PROPERTIES

SpectraScience leases its principal facility from an unrelated third party. The facility is located at 11568-11 Sorrento Valley Road, San Diego, California 92121, and is well maintained and approved by the FDA for manufacturing. The facility consists of approximately 5,080 square feet of office, research and development, manufacturing, quality testing, and warehouse space. The lease provides for monthly rental payments of $4,318 through December 2011, plus a pro rata share of operating expense and real estate taxes (approximately $972 per month). In the event of the termination of this lease, we believe that we could lease other acceptable space on a comparable basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that management believes is relevant to assess and understand our results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and footnotes that follow such consolidated financial statements.

Overview

In the third fiscal quarter of 2008, the Company began selling its products and is no longer a development stage company. The Company currently has FDA approval to market the WavSTAT System for detecting pre-cancerous and cancerous tissue in the colon and to market the LUMA System for use as an adjunct to colposcopy in the detection of early stage cancer and pre-cancer of the cervix. The Company also has CE approval to sell the WavSTAT System for detecting pre-cancerous and cancerous tissue in the colon and esophagus. Our tactical plan is to continue refining our WavSTAT software algorithm for use in detecting pre-cancer and cancer in the esophagus as well as to expand to other digestive tract applications (IBD, small intestine).

Over the next 12 months, SpectraScience intends to:

•	Continue selling the WavSTAT System in the U.S. and international markets for the detection and treatment of colon cancer and pre-cancer;

•	Complete WavSTAT System clinical trials related to the diagnosis of esophageal cancers;

•	Begin marketing and selling the WavSTAT System in international markets for the detection of esophageal cancer and pre-cancer;

•
Enhance our San Diego facility and grow our organization to allow for the manufacture of both WavSTAT and LUMA Systems in-house and also to begin the design and planning for the next generation of fluorescence-based systems.

Cash Requirements

We expect to incur additional operating losses through 2011, as we complete clinical trials, continue with outcome-based clinical studies, continue research and development activities, and ramp up sales and marketing efforts to sell both the WavSTAT and LUMA Systems. We may incur unexpected expenses, or we may not be able to meet our revenue forecast, and such events will require us to seek additional capital.

We have financed our capital requirements principally through the private sale of equity securities. We had cash and cash equivalents of approximately $3,408,000 at December 31, 2009 and $1,618,000 at December 31, 2008. The approximate $1,790,000 increase in cash for the fiscal year was a result of net cash proceeds of approximately $4,308,000 from the sale of Series B Convertible Preferred Stock and $60,000 from the exercise of stock options offset by approximately $2,463,000 of cash used in operations and approximately $115,000 related to acquisitions of equipment. At March 31, 2010, we had cash and cash equivalent balances of approximately $2,677,000. We believe that we have sufficient working capital for planned operations for the next twelve months.

SpectraScience’s future liquidity and capital requirements will depend upon a number of factors, including but not limited to:

•	The timing and progress of outcome-based clinical trials;

•	The timing and extent to which SpectraScience’s products gain market acceptance;

•	The timing and expense of developing marketing and distribution channels;

•	The progress and expense of developing next generation products and new applications for the WavSTAT Systems;

•	The potential requirements and related costs for product modifications;

•	The timing and expense of various U.S. and foreign regulatory filings;

•	The maintenance of various U.S. and foreign government approvals, or the timing of receipt of additional approvals;

•	The status, maintenance and enhancement of SpectraScience’s patent portfolio; and

•	The overall effect of the present global economic recession on the ability of the Company to generate sales revenue.

The Fusion Transaction

On January 30, 2009, we signed a $6.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”).  Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital.  Under the registration rights agreement, we agreed to file and we filed a registration statement which became effective on May 5, 2009, related to the transaction with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 24-month period to sell our shares of common stock to Fusion Capital from time to time in amounts between $25,000 and $1 million, depending on certain conditions as set forth in the agreement, up to an aggregate of $6.0 million.  The Company will control the timing and amount of any sales of shares to Fusion Capital and, as of the date of this Prospectus the Company had sold no shares to Fusion Capital under this agreement.

The purchase price of the shares related to the $6.0 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount.  Fusion Capital will not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.15.  The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.  There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement.  The proceeds to be received by the Company under the common stock purchase agreement will be used for working capital and general corporate purposes.

In consideration for entering into the agreement, upon execution of the common stock purchase agreement we have issued to Fusion Capital 1,094,017 shares of our common stock as a commitment fee. Also, we will issue to Fusion Capital an additional 547,009 shares as a commitment fee pro rata as we receive the $6.0 million of future funding.

As of August 2, 2010 we had not sold Fusion Capital any shares of stock under the common stock purchase agreement.

Results of Operations

The following discussion should be read in conjunction with the consolidated Financial Statements and Notes thereto appearing elsewhere in this report.

Three Months Ended March 31, 2010 as Compared to the Three Months Ended March 31, 2009

The Company recognized revenue of approximately $11,000 and $49,000 for the three months ended March 31, 2010 and 2009, respectively.

Overall research and development expenses for the three months ended March 31, 2010 and 2009 were approximately $224,000 and $466,000, respectively. The approximate $242,000 decrease in research and development expenses is related to approximate decreases in obsolete inventory expense of $100,000, decreases in stock compensation expense of $77,000, decreases in payroll expense of $41,000, decreases in production supplies expense of $8,000 and decreases in all other expenses of approximately $16,000. The majority of these decreases resulted from management’s overall efforts to reduce cash expenditures in the face of the economic recession, beginning approximately one year ago.

General and administrative expenses for the three months ended March 31, 2010 and 2009 were approximately $511,000 and $465,000, respectively. The approximate $46,000 increase for the three months ended March 31, 2010 compared to the three months ended March 31, 2009 was due to approximate increases in amortization expense of $51,000, investor relations expense of $36,000, accounting expenses of $33,000 and payroll expenses of $33,000 offset by approximate decreases of $90,000 of stock compensation expense, and decreases of $17,000 in all other expenses. The increase in amortization was a result of additional non-cash amortization related to a financing facility. The increase in non-cash investor relations expense is due to the Company contracting with an investor relations firm. The increase in accounting costs reflects the cost to the Company of filing a registration statement in the most recent quarter and the increase in payroll is a result of increased salaries as compared to the prior period one year ago. The decreases in expenses were a result of headcount and discretionary expense reductions a result of the downturn in the overall economy. Of the total expense of $511,000, approximately $49,000 was a result of non-cash stock option expense.

Sales and marketing expenses for the three months ended March 31, 2010 and 2009 were approximately $92,000 and $187,000, respectively. This decrease of approximately $95,000 was primarily due to approximate decreases of $78,000 in payroll expense and $23,000 in stock compensation expense offset by an approximate increase of $6,000 in all other expenses. The decrease in overall expense was a result of headcount and discretionary expense reductions a consequence of management’s response to the downturn in the economy. Of the total expense of $92,000, approximately $4,000 was a result of non-cash stock option expense.

As a result of the above, the approximate net loss for the three months ended March 31, 2010 and 2009 was $820,000 and $1,087,000, respectively. The decreased net loss was due to decreases in overall operating expense as a result of planned expense reductions taken as a result of the overall recessionary market environment. Of the net loss for the quarter ended March 31, 2010, approximately $50,000 was comprised of non-cash stock-option expense.

Liquidity and Capital Resources

Historically, the Company’s sources of cash have included the issuance and sales of equity securities and interest income. The Company’s historical cash outflows have been primarily associated with cash used for operating activities including research and development, administrative and sales activities. Fluctuations in the Company’s working capital due to timing differences of our cash receipts and cash disbursements also impact our cash flow. For the three-month period ending March 31, 2010, the Company used $730,901 in cash to fund operating activities. As of March 31, 2010, the Company had working capital of $3,015,502 and a cash balance of $2,677,336.

The Company expects to incur significant additional operating losses through at least December 31, 2010, as we complete clinical trials, begin outcome-based clinical studies and increase sales and marketing efforts to commercialize the WavSTAT systems. If we do not receive sufficient funding, the Company may be unable to continue as a going concern. We may incur unknown expenses or we may not be able to meet our revenue forecast, and one or more of these circumstances would require us to seek additional capital. We may not be able to obtain equity capital or debt funding on terms that are acceptable. Even if the Company receives additional funding, such proceeds may not be sufficient to allow the Company to sustain operations until it attains profitability and positive cash flows from operations.

Fiscal Year Ended December 31, 2009 as Compared to Fiscal Year Ended December 31, 2008

 Revenue

 The Company recognized approximate revenue of $167,000 for the fiscal year ending December 31, 2009 as compared to approximate revenue of $61,000 for the fiscal year ending December 31, 2008. The increase is a result of the sale of a greater number of WavSTAT Optical Biopsy Systems in fiscal 2009 as compared to fiscal 2008.

Cost of Revenue

Cost of goods increased from approximately $27,000 for the fiscal year ending December 31, 2008 to approximately $111,000 for the fiscal year ending December 31, 2009. The increase of $84,000 is a result of the sale of a greater number of WavSTAT Optical Biopsy Systems in the most recent fiscal year.

Operating Expenses

Consolidated operating expenses were approximately $4,493,000 (of which approximately $696,000 was for non-cash compensation from stock options) for the fiscal year ended December 31, 2009, as compared to approximately $5,305,000 (of which approximately $992,000 was for non-cash compensation from stock options) for the comparable period one year ago. The net decrease of $812,000 was comprised of an approximate $93,000 decrease in research and development expenses, a $274,000 decrease in general and administrative expenses and a $445,000 decrease in sales and marketing expenses. The overall decreases were a result of the Company’s efforts to reduce expenses in response to the downturn in the overall economy.

Research and development expenses decreased by approximately $93,000 due to an decrease of approximately $446,000 in payroll expense, a $171,000 decrease in stock option compensation expense, a $152,000 decrease in product development expense, an $81,000 decrease in clinical trial expense, a $40,000 decrease in research consulting expense, a $33,000 decrease in production supplies expense, a $14,000 decrease in software expense, a $7,000 decrease in design expense and a $10,000 decrease in all other research and development expenses, offset by an approximate $761,000 non-cash increase in LUMA asset impairment expense and an approximate $100,000 increase in inventory obsolescence associated with WavSTAT inventory. All of the decreases were a result of the Company’s aggressive cost reduction efforts in response to the recessionary economy. The increase in asset impairment and inventory obsolescence expense is primarily the result of management’s analysis of the reduction in the fair value of those assets.

General and administrative expenses decreased approximately $274,000 due to an approximate $104,000 decrease in administrative payroll expense, a $67,000 decrease in recruiting expense, a $67,000 decrease in travel expenses, a $64,000 decrease in audit related expense, a $63,000 decrease in consulting expense, a $23,000 decrease in stock compensation expense, a $15,000 decrease in internet expense, a $12,000 decrease in advertising expense, a $4,000 decrease in legal expense, offset by an approximate $141,000 non-cash increase in amortization expense and a $4,000 increase in all other expenses. The decreases in the majority of expense categories are a result of the Company’s aggressive cost reduction efforts in response to the recessionary economy. The increase in amortization expense is primarily a result of the amortization of a prepaid non-cash commitment fee related to securing a financing facility in January of 2009.

Sales and marketing expenses decreased by approximately $445,000 as compared to the prior fiscal year. The decrease was comprised of approximately $216,000 in sales payroll expense, a $103,000 decrease in stock compensation expense, a $37,000 decrease in consulting expense, a $37,000 decrease in trade show expense, a $21,000 decrease in advertising expense, a $21,000 decrease in convention expense and a $10,000 decrease in all other sales expenses. The decreases in all expense categories are a result of the Company’s aggressive cost reduction efforts implemented as a result of the recessionary economy.

Other Income

Other income, net decreased approximately $121,000 due to relatively lower interest earnings on lower average cash balances for the year as compared to the prior fiscal year.

Liquidity and Capital Resources

On December 31, 2009, the Company had a cash balance of $3,408,237 as compared with a cash balance of $1,618,181 at December 31, 2008, representing an increase of $1,790,056 in cash for the period. The cash balances increased primarily due to sales of Series B Convertible Preferred Stock offset by working capital used in operations. Historically, we have incurred minimal capital equipment expenditures and no large capital outlays are foreseen. We believe that the Company has sufficient working capital for planned operations for the next twelve months.

From May through December 31, 2009, as a part of a Units offering, the Company sold 25,000,000 shares of Series B Preferred Stock to accredited investors for an aggregate consideration of $5,000,000. The Company received net cash proceeds of $4,308,446 after the payment of finders’ fees and expenses of $691,554.

On January 30, 2009, the Company entered into a common stock purchase agreement with Fusion Capital. Under the purchase agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $6.0 million from time to time over a twenty-four (24) month period. As of August 2, 2010, the Company had not sold any shares to Fusion Capital.

SpectraScience expects to incur significant additional operating losses through at least 2010, as we complete clinical trials, begin outcome-based clinical studies and increase sales and marketing efforts to commercialize the WavSTAT systems. If we do not receive sufficient funding, the Company may be unable to continue as a going concern. We may incur unknown expenses or we may not be able to meet our revenue forecast, and one or more of these circumstances would require us to seek additional capital. We may not be able to obtain equity capital or debt funding on terms that are acceptable. Even if the Company receives additional funding, such proceeds may not be sufficient to allow the Company to sustain operations until it attains profitability and positive cash flows from operations.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to intangibles, income taxes, financing operations, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. Note that our preparation of this Report on Form 10-K requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amount of revenue, if any, and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

 In accordance with Revenue Recognition accounting guidance, we recognize revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Revenue from the sale of our products is generally recognized when title and risk of loss transfers to the customer, the terms of which are generally free on board shipping point. We use customer purchase orders to determine the existence of an arrangement. We use shipping documents and third-party proof of delivery to verify that title has transferred. We assess whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, we assess a number of factors, including past transaction history with the customer and the creditworthiness of the customer.

Accounting For Transactions Involving Stock Compensation

We account for stock-based compensation under the provisions of FASB ASC Topic 718, Compensation—Stock Compensation, or ASC 718, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. We adopted ASC 718 on January 1, 2006 using the modified prospective method. We estimate the fair value of stock-based awards on the date of grant using the Black-Scholes-Merton option pricing model, or Black-Scholes model.   These standards require us to expense employee stock options and other share-based payments. The Company has been recording to expense the fair value of employee and non-employee options. These expenses amounted to approximately $696,000 and $992,000 for the years ended December 31, 2009 and 2008, respectively.

Inventory Valuation

We state our inventories at the lower of cost or market value, determined on a specific cost basis. We provide inventory allowances when conditions indicate that the selling price could be less than cost due to obsolescence and reductions in estimated future demand. We balance the need to maintain strategic inventory levels with the risk of obsolescence due to changing technology and customer demand levels. Unfavorable changes in market conditions may result in a need for additional inventory reserves that could adversely impact our gross margins. Conversely, favorable changes in demand could result in higher gross margins when we sell products.

Valuation of Long-lived Assets

Our long-lived assets consist of property and equipment and intangible assets. Equipment is carried at cost and is depreciated over the estimated useful lives of the assets, which are generally two to three years, and leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements. The straight-line method is used for depreciation and amortization. Equipment related to our LUMA Systems is not currently being depreciated but is reviewed for impairment at the end of each reporting period. Intangible assets consist of patents and trademarks, which are amortized using the straight-line method over the estimated useful lives of the assets. We do not capitalize external legal costs and filing fees associated with obtaining patents on our new discoveries. Acquired intellectual property is recorded at cost and is amortized over its estimated useful life. We believe the useful lives we assigned to these assets are reasonable. The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These computations utilize judgments and assumptions inherent in management’s estimate of future cash flows to determine recoverability of these assets. If management’s assumptions about these assets were to change as a result of events or circumstances, the Company may be required to record an impairment loss. With respect to the Company’s long-lived assets, the Company recorded impairment charges of approximately $761,000 and $0 for the years ended December 31, 2009 and 2008.

During the quarter ended June 30, 2010, the Company evaluated the ongoing value of the LUMA inventory due to the difficulty of successfully marketing the LUMA System. Based on this evaluation, the Company determined that LUMA assets with a carrying value of approximately $317,000 were impaired and wrote them down by approximately $205,000 to their estimated fair value.

Recent Accounting Pronouncements

In April 2009, accounting standards related to “Interim Disclosures about Fair Value of Financial Instruments” require disclosures about fair value of financial instruments in interim and annual financial statements. These standards are effective for periods ending after June 15, 2009. The Company adopted these standards effective for the quarter ending September 30, 2009. The adoption did not have an impact on the Company’s financial position or results of operations.

In May 2009, more specific accounting standards related to “ Subsequent Events ” established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company adopted these standards for the quarter ending September 30, 2009.

In June 2009, a new accounting standard related to the codification of all accounting standards was issued. Under the standard, Accounting Standards Codification will become the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. In the Financial Accounting Standards Board’s view, the issuance of this Statement and the Codification will not change GAAP, except for certain nonpublic nongovernmental entities. The Company does not expect that the adoption of this Statement will have a material impact on the Company’s financial statements.

Other accounting standards that may have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s consolidated financial statements.

MANAGEMENT

The following information is provided with respect to the directors and officers of the Company:

Name	Age	Director/Officer Since
Jim Hitchin, Chairman, President and Chief Executive Officer	67	2004
Jim Dorst, Chief Financial Officer	55	2007
Mark McWilliams, Director	53	2004
Sheldon L. Miller, Director	74	2010
Stanley Pappelbaum, M.D., Director	72	2006
Chester E. Sievert, Director	58	2004
F. Duwaine Thompson, Director	76	2009

Jim Hitchin, Chairman, President and CEO joined SpectraScience in January 2004 as part of the bankruptcy acquisition team. For the previous 15 years, he was the founder, CEO and Chairman of Infrasonics, Inc., a medical device company in the respiratory care field. Infrasonics was venture funded and completed a successful initial public offering. Mr. Hitchin served as Chairman, President and CEO of Infrasonics during its 15 years as a public company. Infrasonics was the first in its market to have ISO 9001 and the CE Mark for fourteen 510(k) and two PMA products. Infrasonics revenue growth was at a compound rate of 62% during its fifteen-year life before being sold to a competitor for 2.5 times revenue. In previous companies, he was COO of a public energy company and the VP, General Manager of a public oceanographic engineering firm. Mr. Hitchin brings his extensive experience in all phases of manufacturing and company operations, in particular, sales and marketing of medical devices, to the Board of Directors. He graduated from San Diego State University with a degree in Physics.

Jim Dorst, Vice President of Finance and CFO joined the Company in December 2007. Mr. Dorst brings to the Company over 20 years of senior management experience in finance, operations, planning and business transactions. Prior to joining SpectraScience, Mr. Dorst was Chief Financial Officer of Aethlon Medical, Inc., a public medical device development company. Before joining Aethlon, Mr. Dorst was Vice President of Finance and Operations for Verdisoft Corporation, a developmental-stage mobile-software developer acquired by Yahoo, Inc. Previously, he held executive positions as SVP of Finance and Administration at SeeCommerce, COO/CFO of Omnis Technology Corp and CFO / SVP of Information Technology at Savoir Technology Group, Inc. (acquired by Avnet, Inc.). Mr. Dorst practiced as a Certified Public Accountant with Coopers & Lybrand (PricewaterhouseCoopers) and holds an MS in Accounting and a BS in Finance from the University of Oregon.

Mark McWilliams, Director. Since June 2007 Mr. McWilliams has served as the CEO of Medipacs, Inc a development stage infusion pump company. Prior to that, from December 2003 to November 2005 he was Director of Cell Imaging and Analysis at Beckman Coulter after the recent sale of Q3DM to Beckman in December 2003. He was President and Chief Executive Officer and Director of Q3DM, from October 2001 to December 2003, a life-sciences startup that raised several angel and venture capital funding rounds that was acquired by Beckman Coulter. Previously, he was founder and COO of Medication Delivery Devices (“MDD”), an alternate care infusion systems company that was acquired by Baxter Healthcare in 1996. Mr. McWilliams served as a VP of Research and Development at Baxter Healthcare for three years following the sale of MDD. Prior to MDD, he served as Product Development Manager at the founding of Block Medical where he was responsible for bringing the company’s first two FDA approved products rapidly to market. Block was sold to Hillenbrand Industries in 1991. He previously worked for Hughes Aircraft, Vacuum General and Martin Marietta. Mr. McWilliams brings his expertise in managing and growing small technology companies and his strong network of contacts within the medical devices industry, to the Board of Directors. He earned his MSME from the Massachusetts Institute of Technology, his BSME from Northeastern University and holds eight utility patents.

Sheldon L. Miller, Director. Sheldon L. Miller has been a litigator and expert counsel for more than forty years and in private practice for more than 30 years. He has operated the Law Office of Sheldon Miller, PC for the past 30 years. Mr. Miller was a member of the Board of Governors of the American Trial Lawyers Association from 1977 through 2009 (longest tenure in history). From 1979 through 1992 he was the President of the Mediation Tribunal Association in Wayne County (Detroit), Michigan. In 1971 he pioneered the concept of mediation and was the first mediator on behalf of the Plaintiff’s Bar in the State of Michigan. Mr. Miller was also the first to prosecute and articulate the concept of “comparative negligence” in the State of Michigan. Mr. Miller graduated from Wayne State University Law School in Detroit in 1961. Mr. Miller brings his considerable experience in legal risk analysis and responsibility to the Board of Directors.

Stanley J. Pappelbaum M.D., Director. Dr. Pappelbaum has been Managing Partner of Pappelbaum, Turner & Associates, a national healthcare consultancy company that advises hospital, medical group, health insurance, and governmental healthcare clients since 2000. Dr. Pappelbaum joined Scripps hospital in 1996 as Chief Transformational Officer in charge of creating and implementing Scripps’ strategic vision of the future. In 1997, he was promoted to Executive Vice President and Chief Operating Officer and, in 1999, he was promoted to President and Chief Executive Officer when the hospital reached annual revenues of over $1 billion. From 1985 to 1995, he was the managing partner of Professional Health Consulting Group, a national company of physician executives who analyzed and managed change for complex not-for-profit healthcare systems clients throughout the United States. From 1969 to 1984, Dr. Pappelbaum taught and practiced Pediatric Cardiology at the University of California, San Diego and at San Diego Children’s Hospital, where he was Chief of Pediatric Cardiology from 1972 to1978. Dr. Pappelbaum completed his undergraduate work at McGill University in Montreal and received his medical degree from the University of British Columbia Faculty of Medicine in Vancouver. He completed his residency in pediatric medicine at Montreal Children’s Hospital of McGill University and did graduate studies in cardiovascular physiology and a fellowship in pediatric cardiology at the University of California, Los Angeles. He also was awarded an Alfred P. Sloan Fellowship at the Massachusetts Institute of Technology where he earned a Master's degree in management (health option). Dr. Pappelbaum brings his intimate knowledge of the healthcare industry and familiarity with recent changes in the healthcare environment, to the Board of Directors.

Chester E. Sievert, Jr., Director. Mr. Sievert is the Director of Regulatory and Clinical Affairs at Electromed, Inc., a pulmonary assist medical device manufacturer . Between January 2003 and March 2010 he was President of Advanced Photodynamic Technologies. He previously worked at SpectraScience as a consultant in June 1996, and subsequently held various executive positions. Mr. Sievert served as Chairman of the Board of SpectraScience beginning in June 1999. He served as President from March 1998, and Chief Executive Officer from January 1999 until December 2001. He then became Executive Vice President of Technology and Chairman of the Board until September 2002. Prior to joining SpectraScience, Mr. Sievert was a founder and President of two medical product companies; ReTech, Inc. from 1980 to 1986; and FlexMedics Corporation from 1986 to 1995. Both Companies were sold to American Endoscopy, Inc. and Phillips Plastics Corporation, respectively. As a former Senior Research Health Scientist on staff at the University of Minnesota Medical School and the Veterans Administration Medical Center, Mr. Sievert has published more than 50 medical journal articles in the fields of gastroenterology, endoscopy and fiber optics. He has also been awarded eight United States and International patents. Mr. Sievert has a Bachelor of Science Degree in Comparative Physiology from the University of Minnesota. Mr. Sievert brings his significant experience in the application of light based and fluorescence technologies in the medical field to the Board of Directors, as well as his significant management experience and legacy understanding of the Company.

F. Duwaine Townsen, Director. Mr. Townsen co-founded and is the Managing Partner of EndPoint Late-Stage Fund of San Diego. This fund invested exclusively in late-stage life science companies. Mr. Townsen co-founded the Ventana Growth Funds in 1982 and served as the group’s Managing Partner directing investments in early and middle stage life-science, high-technology and telecommunications companies. Prior to this, Mr. Townsen was the CEO and Chairman of Kay Laboratories, Inc., a medical device company, where he led the company through a successful IPO in 1978 and subsequent sale to American Hospital Supply Corporation in 1981. Following his public accounting experience, Mr. Townsen became a founder and Chief Financial Officer of Oceanographic Engineering Corporation and guided the company to profitability and its sale to Dillingham Corporation in 1967.   Mr. Townsen serves as a director on the board of Sequal Technologies, a privately held high-technology company and has held numerous directorships at private and public companies, some of which included Agouron Pharmaceuticals, Inc., Brooktree Corporation, Cymer, Inc. and Maxim Pharmaceuticals, Inc.  Mr. Townsen began his career with Arthur Young & Co. after graduating from San Diego State University. Mr. Towsen brings his specific public accounting environment and public markets experience to the Board of Directors, as well as his deep expertise related to corporate governance and fiduciary responsibility issues.

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of the Board are kept informed of our business activities through discussions with the CEO and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. Our bylaws provide that each of the directors serves for a term that extends until resignation or replacement.

Independent Directors

Other than Mr. Hitchin all other Directors are considered to be “Independent” as that term is defined by Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market and are considered independent for each of the committees on which such director serves.

Family Relationships and Certain Arrangements

There are no family relationships between or among the directors, executive officers or persons nominated or charged by us to become directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understanding between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules.

DIRECTOR COMPENSATION

The Company does not pay directors for Board of Directors’ meetings or committee meetings attended, but reimburses each such director for reasonable travel and out-of-pocket expenses for attendance at these meetings. Should a director be required to expend an extraordinary amount of time performing a Company task, he/she would be compensated at a rate of $100/hour.

Pursuant to the SpectraScience, Inc. Amended 2001 Stock Option Plan, non-employee directors McWilliams and Sievert were granted non-qualified stock options to purchase 400,000, 400,000 and 300,000 shares of Common Stock, respectively, on July 26, 2004 at an exercise price of $0.15 per share. Dr. Pappelbaum joined the Board on June 2006 and was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $1.09 per share. On November 7, 2008 directors McWilliams, Pappelbaum and Sievert were each granted non-qualified stock options to purchase 400,000 shares of common stock at an exercise price of $0.38. Mr. Townsen was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $0.27 per share on July 20, 2009. The exercise prices of the options were based on the prevailing market price (defined as the closing price) of the Common Stock on the date of grant.

The options granted to employee and non-employee directors under the Amended 2001 Stock Option Plan expire ten years from the date of grant (subject to earlier termination in the event of death or termination), are not transferable (except by will or the laws of descent and distribution), and become exercisable in three equal annual installments commencing on the date of grant except for the November 7, 2008 and July 20, 2009 grants which commence vesting in three equal annual amounts one year from the date of grant.

The following table shows the compensation earned by each of our non-employee directors as of the year ended December 31, 2009:

Name	Option Awards ($) (3)		Total
F. Duwaine Townsen (1)(2)	$91,120	(2)	$91,120

(1)	The aggregate number of stock awards and options awards issued and outstanding as of December 31, 2009 are 0 and 400,000.
(2)
On July 20, 2009, Mr. Townsen was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $0.27 per share. The option vests one-third on each anniversary date from initial grant and will be fully vested on July 20, 2012. The $91,120 represents the fair value of the stock option as determined on the date of grant.

(3)	The value of each option award is the grant date fair value as determined under FASB ASC Topic 718, Compensation – Stock Compensation, or ASC 718.

EXECUTIVE COMPENSATION

Summary Compensation Table.
Name and Principal Position	Year	Salary ($)	Total ($)
Jim Hitchin - (1)	2009	$88,929	$88,929
Chairman, President and CEO	2008	$161,915	$161,915
Jim Dorst – CFO (2)	2009	$160,101	$160,101
	2008	$152,885	152,885

(1)
Mr. Hitchin is the Company’s Chairman, President and CEO. He does not have a written or unwritten employment agreement and his salary is not dependent on performance targets, goals or any other conditions. Also he is not subject to severance and change of control arrangements. Mr. Hitchin received no stock option grants or other equity or non-equity compensation in 2009 or 2008 that is not reflected in the table above.

(2)
Mr. Dorst became the Company’s Vice President of Finance and Chief Financial Officer on December 3, 2007. He does not have a written employment agreement, his salary is not dependent on performance targets, goals or other conditions and he is not subject to any severance or change in control arrangements. Mr. Dorst received no stock option grants or other equity or non-equity compensation in 2009 or 2008 that is not reflected in the table above.

Outstanding Equity Awards at Fiscal Year End. The following table describes the outstanding stock option grants to executive officers and required additional individuals at fiscal year end. There are no Stock Awards issued or outstanding.

	Outstanding Equity Awards at Fiscal Year End Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jim Dorst	400,000	-	-	$0.90	09/07/17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 2, 2010, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises shared or sole voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of August 2, 2010. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 92,681,828 shares of Common Stock outstanding as of August 2, 2010, plus for each individual, any securities that individual has the right to acquire within 60 days of August 2, 2010.

Unless otherwise indicated below, the address of each principal shareholder is c/o SpectraScience, Inc., 11568-11 Sorrento Valley Road, San Diego, California 92121.
Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
EuclidSR Partners, LP (4)	8,776,371	9%
Jim Hitchin (2) (3)	8,643,149	9%
Sheldon L. Miller (3) (7) (8)	4,969,233	5%
Mark McWilliams (3) (6)	653,333	*
Chester E. Sievert (3) (5)	538,333	*
Stanley Pappelbaum M.D. (3) (6)	583,000	*
Jim Dorst (2) (7)	400,000	*
F. Duwaine Townsen (3) (9)	133,333	*
Directors and executive officers, as a group (seven persons)(10)	15,920,381	16%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by him or her.

(2)	Executive Officer
(3)	Director
(4)
EuclidSR Partners, LP owns 6,143,404 shares of Common Stock and is affiliated by common control with EuclidSR Biotechnology Partners, which together own 8,776,371 shares. The business address for all Euclid affiliated entities is 45 Rockefeller Plaza, Suite 3240, New York, New York 10111.

(5)	Includes 433,333 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days following the date of this report.
(6)	Includes 533,333 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days following the date of this report.
(7)
Includes 1,970,000 shares of Series C Convertible Preferred Stock held by Sheldon L. Miller and 1,046,155 shares of Series C Convertible Preferred Stock held by SM Company, LLC., an entity affiliated by common control with Mr. Miller. All 3,016,155 shares of Series C Convertible Preferred Stock are convertible into a like number of shares of Common Stock of SpectraScience, Inc.

(8)
Includes 1,903,078 Common Stock purchase warrants to purchase shares of Common Stock at an exercise price of $0.30 per share and 50,000 Common Stock purchase warrants to purchase shares of Common Stock at $0.35 per share.

(9)	Includes 133,333 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days following the date of this report.
(10)	Includes 2,433,332 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days following the date of this report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two fiscal years, there have been no transactions or series of transactions between us and our executive officers, directors, and the beneficial owners of 5% or more of our Common Stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation”.

Other than Mr. Hitchin, the remaining directors of the Company are independent in that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. No independent director has a business or family relationship with another director to the best of management’s knowledge.

LEGAL PROCEEDINGS

We may be involved from time to time in various claims, lawsuits, and disputes with third parties or breach of contract actions incidental to the normal course of business operations. We are not aware of any material pending legal proceedings involving our Company.

DESCRIPTION OF SECURITIES
General

Our authorized capital consists of 175,000,000 shares of Common Stock, par value $0.01 per share, 22,115,000 of undesignated shares of capital stock (“Undesignated Shares”), 2,885,000 shares of Series B Convertible Preferred Stock and 25,000,000 shares of Series C Convertible Preferred Stock. As of August 2, 2010 there were issued and outstanding 92,681,828 shares of our Common Stock, 2,885,000 shares of Series B Convertible Preferred Stock and 15,766,155 shares of Series C Convertible Preferred; no other class of security was outstanding as of that date.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by those shareholders. Upon the liquidation, dissolution, or winding up of our Company, the holders of our Common Stock will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding shares of Common Stock are, and all of our shares of Common Stock offered for sale under this Prospectus will be, validly issued, fully paid and non-assessable.

Preferred Stock

From May through December 2009, the Company sold 25,000,000 shares of Series B Convertible Preferred Stock (“Series B”) inclusive of an 8% cumulative dividend payable on December 31 of each year. As of the date of this report, 22,115,000 shares of the Series B have been converted into previously registered Common Stock and the remaining 2,885,000 shares are the process of being converted into Common Stock. The Series B carries a cumulative 8% dividend which accrues per annum and is payable each December 31 in cash or, at the election of the Board of Directors of the Company, in Common Stock of the Company.

Between April 29, 2010 and June 17, 2010, the Company sold 15,766,155 shares of Series C Convertible Preferred Stock (“Series C”). The terms of the Series C are the same as the Series B, except that the Series C carries no dividend payable. The following descriptive paragraphs are applicable to both the Series B and Series C (the “Preferred Stock”).

In the event of liquidation of the Company, holders of any then unconverted shares of the Preferred Stock will be entitled to receive the Liquidation Preference Amount before holders of Common Stock are entitled to receive any portion of the consideration available from the liquidation of the Company. The “Liquidation Preference Amount” is equal to the sum of: (i) the purchase price of any then unconverted Preferred Stock, and (ii) any accrued and unpaid dividends thereon.

Holders of the Preferred Stock may convert into shares of Common Stock at their option at any time, in whole or in part, at an initial conversion price equal to $0.20 per share of Common Stock (the “Conversion Price”). The Conversion Price will be adjusted proportionately for all stock splits, dividends, recapitalizations, reclassifications, payments made to common stock holders and other similar events. Holders of the Preferred Stock will be obligated to convert their Preferred Stock into shares of Common Stock at the Conversion Price in the event (“Mandatory Conversion Date”) of either (i) an underwritten public offering of Common Stock of not less than $10 million gross proceeds and, in connection therewith, the Common Stock becoming traded on the NYSE, NYSE AMEX or the NASDAQ National Market System or (ii) written direction of the holders of at least 67% of the Preferred Shares issued and outstanding at the time, or (iii) at such time as: (x) the shares are freely tradable (either under Rule 144 or an effective registration statement covering the Conversion Shares), and (y) the Common Stock of the Company has:

•	Had an average closing price for each of the 10 business days prior to the Mandatory Conversion Date of not less than 100% of the then applicable Conversion Price; and
•	Had an average daily trading volume for each of the 10 business days prior to the Mandatory Conversion Date of not less than 50,000 shares.

 Stock Options and Warrants Convertible into Common Stock

As of August 2, 2010, there were outstanding stock options entitling the holders to purchase 8,200,000 shares of Common Stock at a weighted average exercise price of $0.51 per share and warrants entitling the holders to purchase up to 25,247,660 shares of Common Stock at a weighted average exercise price of $0.32 per share. As of June 18, 2010 the Company has an additional 5,702,274 option shares available for grant. Warrants to purchase 9,459,694 shares of Common Stock, subject to registration under this Prospectus, were issued from March through June of 2010, have five-year lives, an average exercise price of $0.31 and a cashless exercise provision.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Description of Market

Our Common Stock is quoted on the OTCBB under the symbol SCIE.OB. The last reported bid price of the Common Stock on August 2, 2010 was $0.22.

The following table sets forth for the calendar period indicated; the quarterly high and low bid prices of our Common Stock as reported by the OTC:BB. The prices represent quotations between dealers, without adjustment for retail markup, markdown or commission, and do not necessarily represent actual transactions.

	BID PRICE
PERIOD	HIGH	LOW
2010:
Third Quarter (1)	$0.27	$0.20
Second Quarter	0.35	0.21
First Quarter	0.47	$0.29

2009:
Fourth Quarter	$0.50	$0.31
Third Quarter	1.77	0.25
Second Quarter	0.75	0.18
First Quarter	0.28	0.15

2008:
Fourth Quarter	$0.50	$0.21
Third Quarter	0.68	0.40
Second Quarter	1.01	0.61
First Quarter	1.05	0.70

(1) Through August 2, 2010

On August 2, 2010 we had approximately 800 registered shareholders of record of the 92,147,615 shares of our Common Stock. We estimate that there are approximately 4,000 beneficial shareholders of our Common Stock.

Dividend Policy

To date, we have not declared or paid cash dividends on our Common Stock or our Preferred Stock. As described herein, the Series B carries an 8% cumulative dividend payable December 31, each year. The current policy of the Board of Directors is to retain any earnings to fund the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors our board may deem relevant at the time. We intend to retain all future earnings to finance future growth and therefore, do not anticipate paying any cash dividends in the foreseeable future.

The following table sets forth as of August 2, 2010, information on our equity compensation plans in effect as of that date.

EQUITY COMPENSATION PLAN INFORMATION
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,200,000	$0.51	5,702,274

Equity compensation plans not approved by security holders	-	-	-
Totals	8,200,000	$0.51	5,702,274
(1) Net of equity instruments forfeited, exercised or expired.

2001 Amended Stock Option Plan

Our 2001 Amended Stock Option Plan (the “Option Plan”) provides for the grant of incentive stock options (“ISOs”) to our employees (who may also be directors) and nonqualified stock options (“NSOs”) to non-employee directors, consultants, customers, vendors or providers of significant services. The Option Plan expires on January 30, 2011. The exercise price of any ISO may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years. The amount reserved under the Option Plan equals 15% of the outstanding shares of the Company totaling 13,902,271 at June 18, 2010. At August 2, 2010, we had had option grants outstanding for 8,200,000 common shares under the Option Plan, with 5,702,274 available for future issuance.

The Company’s Option Plan provides that the number of shares of common stock available for issuance under the plan shall always equal 15% of the number of shares of common stock of the Company issued and outstanding.

THE SELLING SHAREHOLDERS

The following table presents information regarding the Selling Shareholders.  Neither the Selling Shareholders nor any of their affiliates, except for Sheldon L. Miller, a director of the Company, and Mr. Miller’s affiliated entity SM Company, LLC, has held a position or office, or had any other material relationship, with us. Aside from the affiliates of Felix Investments, LLC identified in the table below, there are no broker-dealers or affiliates of broker-dealers that are selling shareholders.

Selling Shareholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)		Shares to be Sold in the Offering (1)	Percentage of Outstanding Shares Beneficially Owned After Offering
Aquatong Investments, LP (2)	375,000	*	%	375,000	*
Back Nine LLC (3)	375,000	*		375,000	*
William Barkow (4)	428,871	*		428,871	*
John Bivona (5)	92,538	*		92,538	*
Peter Nigel Blackadder (6)	187,500	*		187500	*
Christine Caridi (7)	20,000	*		20,000	*
Carl Carlsson (8)	150,000	*		150,000	*
Adolfo and Donna Carmona JT TEN (9)	750,000	*		750,000	*
Kevin Carnahan (10)	750,000	*		750,000	*
Richard P. Clark (11)	750,000	*		750,000	*
Suzanne Cohn (12)	10,000	*		10,000	*
Joseph Dempsey (13)	10,000	*		10,000	*
Susan Diamond (14)	10,000	*		10,000	*
Emilio Disanluciano (15)	247,371	*		247,371	*
Ali Muhammed Ali Faramawy (16)	825,000	1		825,000	*
Golden Opportunity Consulting LLC (17)	562,500	*		562,500	*
Hoffman Revocable Trust (18)	375,000	*		375,000	*
John Igoe (19)	60,000	*		60,000	*
Pradeep Kaul (20)	375,000	*		375,000	*
Kenneth Lacey (21)	750,000	1		750,000	*
Maarten Linthorst (22)	1,650,000	2		1,650,000	1
Eric and Lisa Loe JT TEN (23)	375,000	*		375,000	*
KTI Investment Foundation (24)	225,000	*		225,000	*
Emilio Maitin (25)	150,000	*		150,000	*
Daniel Mattes (26)	750,000	1		750,000	*
Frank Mazzola (27)	738,336	1		738,336	*
Jeffrey G. Mehallick (28)	750,000	1		750,000	*
Sheldon L. Miller (29)	2,955,000	3		2,955,000	2
Peter Nordin APS (30)	187,500	*		187,500	*
Gerald Reece (31)	112,500	*		112,500	*
Regent Capital Trust Corporation Ltd. As Trustee of the Briar Services Employee Incentive Trust (32)	750,000	1		750,000	*
Jan-Age Ronnestad (33)	1,050,000	1		1,050,000	1
Spectra Investors II, LLC (34)	3,000,000	3		3,000,000	2
Mario Sceusa (35)	10,000	*		10,000	*
SM Company, LLC (36)	1,569,233	1		1,569,233	1
Dale W. Sobeck (37)	562,500	*		562,500	*
Steven Soler (38)	9,500	*		9,500	*
James Spallino (39)	187,500	*		187,500	*
Spectra Investors, LLC (40)	1,725,000	2		1,725,000	1
Guy Spelman (41)	112,500	*		112,500	*
Paul Stamatis, Jr. (42)	225,000	*		225,000	*
Lennart Ulvskog (43)	660,000	*		660,000	*
Alberto Rittatore Vonwiller (44)	367,500	*		367,500	*
Total	25,225,849	27%		25,225,849	21%

* less than 1.0%

(1)
Applicable percentage of ownership is based on 117,907,676 shares of our Common Stock outstanding as of June 18, 2010, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of June 18, 2010 for the selling shareholders. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 250,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 125,000 shares of Common Stock underlying common stock warrants. Michael S. Williams exercises sole voting and/or dispositive powers with respect to the shares offered.

(3)
Includes 250,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 125,000 shares of Common Stock underlying common stock warrants. Robert G. Curtain exercises sole voting and/or dispositive powers with respect to the shares offered.

(4)	Includes 428,871 shares of Common Stock underlying Agent Warrants. Mr. Barkow is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(5)	Includes 92,538 shares of Common Stock underlying Agent Warrants. Mr. Bivona is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(6)	Includes 125,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 62,500 shares of Common Stock underlying common stock warrants.
(7)	Includes 20,000 shares of Common Stock underlying Agent Warrants. Ms. Caridi is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(8)	Includes 100,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 50,000 shares of Common Stock underlying common stock warrants.
(9)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(10)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(11)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(12)	Includes 10,000 shares of Common Stock underlying Agent Warrants. Ms. Cohn is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(13)	Includes 10,000 shares of Common Stock underlying Agent Warrants. Mr. Dempsey is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(14)	Includes 10,000 shares of Common Stock underlying Agent Warrants. Ms. Diamond is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(15)	Includes 247,371 shares of Common Stock underlying Agent Warrants. Mr. Di San Luciano is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(16)	Includes 550,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 275,000 shares of Common Stock underlying common stock warrants.
(17)
Includes 375,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 187,500 shares of Common Stock underlying common stock warrants. Richard J. Golden exercises sole voting and/or dispositive powers with respect to the shares offered.

(18)
Includes 250,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 125,000 shares of Common Stock underlying common stock warrants. David E. Hoffman exercises sole voting and/or dispositive powers with respect to the shares offered.

(19)	Includes 40,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 20,000 shares of Common Stock underlying common stock warrants.
(20)	Includes 250,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 125,000 shares of Common Stock underlying common stock warrants.
(21)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(22)	Includes 1,100,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 550,000 shares of Common Stock underlying common stock warrants.
(23)	Includes 250,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 125,000 shares of Common Stock underlying common stock warrants.
(24)
Includes 150,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 75,000 shares of Common Stock underlying common stock warrants. Thomas Kastenhofer exercises sole voting and/or dispositive powers with respect to the shares offered.

(25)	Includes 100,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 50,000 shares of Common Stock underlying common stock warrants.
(26)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(27)	Includes 738,336 shares of Common Stock underlying Agent Warrants. Mr. Mazzola is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(28)	Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants.
(29)	Includes 1,970,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 985,000 shares of Common Stock underlying common stock warrants.
(30)	Includes 125,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 62,500 shares of Common Stock underlying common stock warrants.
(31)	Includes 75,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 37,500 shares of Common Stock underlying common stock warrants.

(32)
Includes 500,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 250,000 shares of Common Stock underlying common stock warrants. Michael Giraud and Paul Hunter share voting and/or dispositive powers with respect to the shares offered.

(33)	Includes 700,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 350,000 shares of Common Stock underlying common stock warrants.
(34)
Includes 2,000,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 1,000,000 shares of Common Stock underlying common stock warrants. Bruce H. Seybourn exercises sole voting and/or dispositive powers with respect to the shares offered.

(35)	Includes 10,000 shares of Common Stock underlying Agent Warrants. Mr. Sceusa is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(36)
Includes 1,046,155 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 523,078 shares of Common Stock underlying common stock warrants. Sheldon L. Miller exercises sole voting and/or dispositive powers with respect to the shares offered.

(37)	Includes 375,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 187,500 shares of Common Stock underlying common stock warrants.
(38)	Includes 9,500 shares of Common Stock underlying Agent Warrants. Mr. Soler is an affiliate of Felix Investments, LLC., a registered broker-dealer.
(39)	Includes 125,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 62,500 shares of Common Stock underlying common stock warrants.
(40)
Includes 1,150,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 575,000 shares of Common Stock underlying common stock warrants. Bruce H. Seybourn exercises sole voting and/or dispositive powers with respect to the shares offered.

(41)	Includes 75,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 37,500 shares of Common Stock underlying common stock warrants.
(42)	Includes 150,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 75,000 shares of Common Stock underlying common stock warrants.
(43)	Includes 440,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 220,000 shares of Common Stock underlying common stock warrants.
(44)	Includes 245,000 shares of Common Stock underlying Series C Convertible Preferred Stock shares owned and 122,500 shares of Common Stock underlying common stock warrants.

PLAN OF DISTRIBUTION

The Common Stock offered by this Prospectus is being offered by the Selling Shareholders. The Common Stock may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this Prospectus may be affected in one or more of the following methods:

-	ordinary brokers’ transactions;
-	transactions involving cross or block trades;
-	through brokers, dealers, or underwriters who may act solely as agents;
-	“at the market” into an existing market for the Common Stock (such as the OTCBB);
-	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
-	in privately negotiated transactions; or
-	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Shareholders and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the Selling Shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a Prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the Selling Shareholders, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents, which will be paid by the Selling Shareholders.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the Selling Shareholders or at the time that the shares included in this Prospectus become freely tradable.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Wells Fargo Shareowner Services, located at 161 N. Concord Exchange, South Saint Paul, Minnesota 55075. Their telephone number is (800) 468-9716.

REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the SEC. In addition, we file additional reports for matters such as material developments or changes. Our executive officers, directors and beneficial owners of 10% or more of our Common Stock also file reports relative to the acquisition or disposition of our Common Stock or acquisition, disposition or exercise of our Common Stock purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this Prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, from the SEC, as mentioned above, or by contacting the Company at 11568 Sorrento Valley Road, Suite 11, San Diego, California 92121 or by telephone at (858) 847-200.

LEGAL MATTERS

The validity of the shares offered hereby was passed upon for the Company by Fredrikson & Byron P.A., 200 South Sixth Street, Suite 4000 Minneapolis, MN 55402.

EXPERTS

Our consolidated financial statements as of December 31, 2009 and 2008 and for the years then ended included or referred to in this Prospectus have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm and are included in this Prospectus in reliance on this firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers or persons controlling the registrant under the registrant’s Articles of Incorporation or Bylaws, as amended, or applicable state corporate law, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement.

Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov  that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain a copy of our annual report, or any other of our other public filing by contacting the Company at 11568 Sorrento Valley Road, Suite 11, San Diego, California 92121 or by telephone at (858) 847-0200.

CONSOLIDATED FINANCIAL STATEMENTS OF SPECTRASCIENCE, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
SpectraScience, Inc. and Subsidiary

 We have audited the accompanying consolidated balance sheets of SpectraScience, Inc. and subsidiary as of December 31, 2009 and 2008 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SpectraScience, Inc. and subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

 We were not engaged to examine management’s assessment of the effectiveness of SpectraScience, Inc’s internal control over financial reporting as of December 31, 2009, included in Item 9(A)(T) of Form 10-K and, accordingly, we do not express an opinion thereon.

 /s/ McGladrey & Pullen

 Des Moines, Iowa
March 31, 2010

SpectraScience, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2009 and 2008

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$3,408,237	$1,618,181
Accounts receivable	40,271	23,877
Inventories	405,675	465,881
Prepaid expenses and other current assets	195,568	85,344
Total current assets	4,049,751	2,193,283

Fixed assets, net	1,139,839	1,876,738
Patents, net	2,915,984	3,165,550

TOTAL ASSETS	$8,105,574	$7,235,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219,783	$345,762
Accrued expenses	167,475	88,081
Total liabilities	387,258	433,843

COMMITMENTS

SHAREHOLDERS’ EQUITY
Series B Convertible Preferred Stock, $.01 par value:
Authorized – 25,000,000; Shares issued and outstanding – 25,000,000 shares at December 31, 2009 (no shares at December 31, 2008), $5,000,000 liquidation value plus accumulated and unpaid dividends of $99,685 as of December 31, 2009	250,000	—

Common stock, $.01 par value:
Authorized — 160,000,000 shares
Issued and outstanding—70,142,615 and 68,613,598 shares at December 31, 2009 and 2008, respectively	701,426	686,136
Additional paid-in capital	25,511,360	17,835,865
Accumulated deficit	(18,744,470)	(11,720,273)
TOTAL SHAREHOLDERS’ EQUITY	7,718,316	6,801,728
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,105,574	$7,235,571

See accompanying notes to the consolidated financial statements

SpectraScience, Inc. and Subsidiary
Consolidated Statements of Operations
For the Years Ended December 31, 2009 and 2008

	Year Ended December 31,
	2009	2008

Revenue	$167,123	$60,560
Cost of revenue	110,572	27,130
Gross profit	56,551	33,430

Operating expenses:
Research and development	2,126,574	2,220,007
General and administrative	2,007,380	2,280,867
Sales and marketing	359,409	803,888
Total operating expenses	4,493,363	5,304,762
Operating loss	(4,436,812)	(5,271,332)

Other income, net	4,625	126,430
Net loss	(4,432,187)	(5,144,902)
Deemed dividend on preferred stock	(2,592,010)	—
Accumulated but unpaid dividend on preferred stock	(99,685)	—
Net loss applicable to common shareholders	$(7,123,882)	$(5,144,902)
Basic and diluted net loss per share	$(0.10)	$(0.08)
Weighted average common shares outstanding	69,780,156	66,344,469

See accompanying notes to the consolidated financial statements

SpectraScience, Inc. and Subsidiary
Consolidated Statements of Shareholders’ Equity
For the Year’s Ended December 31, 2009 and 2008

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2007	2,000,000	20,000	58,992,944	$589,929	$16,430,997	$(6,575,371)	$10,465,555

Stock based compensation – consultants					51,955		51,955
Stock based compensation – employees					940,268		940,268
Stock options exercised			20,000	200	2,800		3,000
Sale of common stock at $0.70 per share			736,856	7,369	437,983		445,352
Conversion of Series A Preferred Stock	(2,000,000)	(20,000)	8,000,000	80,000	(60,000)		—
Conversion of Series A Preferred Stock Warrants		$	753,798	7,538	(7,538)		—
Common Stock issued for Services			110,000	1,100	39,400		40,500
Net loss						(5,144,902)	(5,144,902)
Balance, December 31, 2008	—	$—	68,613,598	$686,136	$17,835,865	$(11,720,273)	$6,801,728
Stock based compensation – consultants					133,402		133,402
Stock based compensation – employees					562,222		562,222
Stock options exercised			400,000	4,000	56,000		60,000
Common Stock issued for services			1,129,017	11,290	273,415		284,705
Sale of Series B Preferred Stock at $0.20 per share	25,000,000				4,308,446		4,308,446
Deemed Dividend – Preferred Stock		250,000			2,342,010	(2,592,010)	—
Net loss						(4,432,187)	(4,432,187)
Balance, December 31, 2009	25,000,000	$250,000	70,142,615	$701,426	$25,511,360	$(18,744,470)	$7,718,316

See accompanying notes to the consolidated financial statements

SpectraScience, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the years ended December 31, 2009 and 2008

	Year Ended December 31,
	2009	2008
OPERATING ACTIVITIES:
Net loss	$(4,432,187)	$(5,144,902)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	290,509	281,594
Stock-based compensation employees	562,222	940,268
Stock-based compensation consultants	133,402	51,955
Impairment of LUMA equipment	760,776	—
Provision for inventory obsolescence	100,000	—
Amortization of prepaid financing costs	141,263	—
Fair market value of common stock issued for services	284,705	40,500
Changes in operating assets and liabilities:
Accounts receivable	(16,394)	(23,877)
Inventory	10,596	(179,172)
Prepaid expenses and other assets	(251,487)	(43,907)
Accounts payable	(125,979)	190,711
Accrued compensation and taxes	79,394	75,618
Net cash used in operating activities	(2,463,180)	(3,811,212)

INVESTING ACTIVITIES:
Acquisition of fixed assets	(115,210)	(207,136)
Net cash used in investing activities	(115,210)	(207,136)
FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	445,352
Net proceeds from issuance of preferred stock	4,308,446	—
Proceeds from exercise of stock options	60,000	3,000
Net cash provided by financing activities	4,368,446	448,352
Net increase (decrease) in cash and cash equivalents	1,790,056	(3,569,996)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,618,181	5,188,177

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,408,237	$1,618,181

Supplemental disclosure of non-cash investing and financing activities:
Reclassification of inventory to long-term assets	$—	$758,147

See accompanying notes to the consolidated financial statements

SpectraScience, Inc. and Subsidiary
Notes to Consolidated Financial Statements

Note 1: Organization and Description of Business

SpectraScience, Inc. was incorporated in the State of Minnesota on May 4, 1983 as GV Medical, Inc. In October 1992, GV Medical discontinued its prior business, refocused its development efforts and changed its name to SpectraScience, Inc. The “Company”, hereinafter, refers to SpectraScience, Inc. and its wholly owned subsidiary Luma Imaging Corp. From 1996, the Company primarily focused on developing the WavSTAT Optical Biopsy System (“WavSTAT System.”).

The Company has developed and received FDA approval to market a proprietary, minimally invasive technology that optically illuminates tissue in real-time to distinguish between normal, pre-cancerous or cancerous cells without the need to remove the subject cell tissue from the body to make such determinations. The WavSTAT System operates by using cool, safe UV laser light to optically illuminate and analyze tissue, enabling the physician to make an instant diagnosis during endoscopy when screening for cancer, and if warranted, to begin immediate treatment during the same procedure. The WavSTAT is FDA approved for colon cancer detection.

On November 6, 2007, the Company acquired the assets of Luma Imaging Corporation (“LUMA”) in an equity transaction accounted for as an acquisition of assets and now operates LUMA as a wholly owned subsidiary of the Company.   LUMA had acquired the assets from a predecessor company that had developed, and received FDA approval for, a non-invasive diagnostic imaging system that can detect cervical cancer precursors and which utilizes an underlying technology that is similar to that of the WavSTAT System. The addition of the LUMA technology to the Company’s existing WavSTAT System technology provides the Company with a broad suite of fluorescence-based intellectual property and know-how. LUMA received FDA approval as an adjunct to colposcopy in March 2006.

In the third fiscal quarter of 2008, the Company began selling its products and is no longer a development stage company.

Note 2: Significant Accounting Policies

Revenue Recognition

In accordance with Staff Accounting Bulletin, or SAB, No. 104,  Revenue Recognition , the Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. Revenue from the sale of the Company’s products is generally recognized when title and risk of loss transfers to the customer, the terms of which are generally free on board shipping point. The Company uses customer purchase orders to determine the existence of an arrangement. The Company uses shipping documents and third-party proof of delivery to verify that title has transferred. The Company assesses whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, the Company assesses a number of factors, including past transaction history with the customer and the creditworthiness of the customer.

Consolidation

The accompanying consolidated financial statements include the accounts of SpectraScience, Inc. and its wholly owned subsidiary Luma Imaging Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Significant estimates made by management include, among others, realization of long-lived assets, assumptions used to value stock options, assumptions used to value the common stock issued and the assets acquired in the Luma acquisition and the realization of intangible assets. Actual results could differ from those estimates.

Cash Equivalents

Highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash equivalent accounts.

 Inventory Valuation

We state our inventories at the lower of cost or market value, determined on a specific cost basis. We provide inventory allowances when conditions indicate that the selling price could be less than cost due to obsolescence and reductions in estimated future demand. We balance the need to maintain strategic inventory levels with the risk of obsolescence due to changing technology and customer demand levels. Unfavorable changes in market conditions may result in a need for additional inventory reserves that could adversely impact our gross margins. Conversely, favorable changes in demand could result in higher gross margins when we sell products.

Valuation of Long-lived Assets

Our long-lived assets consist of property and equipment and intangible assets. Equipment is carried at cost and is depreciated over the estimated useful lives of the assets, which are generally two to three years, and leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements. The straight-line method is used for depreciation and amortization. Equipment related to our LUMA Systems is not currently being depreciated but is reviewed for impairment at the end of each reporting period. Intangible assets consist of patents and trademarks, which are amortized using the straight-line method over the estimated useful lives of the assets. We do not capitalize external legal costs and filing fees associated with obtaining patents on our new discoveries Acquired intellectual property is recorded at cost and is amortized over its estimated useful life. We believe the useful lives we assigned to these assets are reasonable. The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These computations utilize judgments and assumptions inherent in management’s estimate of future cash flows to determine recoverability of these assets. If management’s assumptions about these assets were to change as a result of events or circumstances, the Company may be required to record an impairment loss. With respect to the Company’s long-lived assets, the Company recorded impairment charges of approximately $761,000 and $0 for the years ended December 31, 2009 and 2008.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes. Deferred income taxes are recognized for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred income taxes are also recognized for net operating loss carryforwards that are available to offset future taxable income and research and development credits. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740, Income Taxes (“ASC 740”), clarifies the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted these provisions of ASC 740 on January 1, 2007, and the adoption did not have a material impact on our consolidated financial position or results of operations. We have determined that the Company does not have uncertain tax positions on its 2004, 2005, 2006, 2007 and 2008 tax returns. Based on evaluation of the 2009 transactions and events, the Company does not have any material uncertain tax positions that require measurement. Because the Company had a full valuation allowance on its deferred tax assets as of December 31, 2009 and 2008, the Company has not recognized any tax benefits since inception.

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our consolidated balance sheets at December 31, 2009 or 2008, and have not recognized interest and/or penalties in the consolidated statement of operations for the years ended December 31, 2009 or 2008.

We are subject to taxation in the US and the state of California. All of our tax years are subject to examination by the US and California tax authorities due to the carryforward of unutilized net operating losses.

Stock-Based Compensation

We account for stock-based compensation under the provisions of FASB ASC Topic 718,  Compensation—Stock Compensation   (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. We adopted ASC 718 on January 1, 2006. We estimate the fair value of stock-based awards on the date of grant using the Black-Scholes-Merton option pricing model (“Black-Scholes model”). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method. We estimate forfeitures at the time of grant and revise our estimate in subsequent periods if actual forfeitures differ from those estimates.

We account for stock-based compensation awards to non-employees in accordance with FASB ASC Topic 505-50,   Equity-Based Payments to Non-Employees   (“ASC 505-50”). Under ASC 505-50, we determine the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments employees and to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in stockholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

As of December 31, 2009, the Company had one stock-based employee compensation plan (the “Option Plan"). The Option Plan provides for the grant of incentive stock options (“ISOs") to full-time employees (who may also be directors) and nonqualified stock options ("NSOs") to non-employee directors, consultants, vendors or providers of services and expires on January 30, 2011. The exercise price of any ISO may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years. The amount reserved under the Option Plan equals 15% of the outstanding shares of the Company, totaling 10,521,392 reserved at December 31, 2009. At December 31, 2009 the Company had outstanding 7,450,000 options under the Option Plan representing approximately 10.62% of the outstanding shares (5,050,000 of which were exercisable), with 3,071,392 available for future issuance. Awards under the Company’s Option Plan generally vest over three years.

For the years ended December 31, 2009 and 2008, stock-based compensation was approximately $696,000 and $992,000, respectively. In fiscal 2009, stock option expense was approximately $259,000 for research and development, $472,000 in general and administration and ($35,000) in sales and marketing. In fiscal 2008, stock option expense was approximately $430,000 in research and development, $495,000 in general and administrative and $67,000 in sales and marketing.

The fair value of options granted were estimated at the date of grant using a Black-Scholes option-pricing model which includes several variables including expected life, risk free interest rate, expected stock price volatility, stock option exercise patterns and expected dividend yield. The Company also must estimate forfeitures for employee stock options. The following average assumptions were used to value non-employee options in the past two years:

	2009	2008
Expected life	5 years	5 years
Risk-free interest rate	2.58%	2.63%
Expected volatility	124%	125%
Expected dividend yield	0%	0%

Management used the following assumptions to value employee options over the past two years:

	2009	2008
Expected life	5 years	5 years
Risk-free interest rate	2.36%	2.21%
Expected volatility	124%	123%
Expected dividend yield	0%	0%

In addition to the above, management estimated the forfeitures on employee options under the Option Plan would have negligible effects because such forfeitures would be a very small percentage. Management believes that options granted have been to a group of individuals that have a high desire to see the Company succeed and have aligned themselves to that end.

The expected lives used in the calculations were selected by management based on past experience, forward looking profit forecasts and estimates of what the trading price of the Company’s stock might be at different future dates. Risk-free interest rates used are the 5-year U.S. Treasury rate as published for the applicable measurement dates.

Volatility is a calculation based on the Company’s stock price and historical trading volume and becomes a risk-measurement component included in the Black-Scholes calculation of estimated fair value. Management computed and reviewed its volatility calculation for reasonableness and found it to be acceptable based on a number of factors including the Company’s current market capitalization and comparisons to other companies similar to SpectraScience, Inc.

Patents

The Company accounts for acquired intangible assets under FASB ASC Topic 350 Goodwill and Other Intangibles – 30 General Intangibles Other than Goodwill . On August 2, 2004, at the inception of the Successor Company, the Company capitalized $290,000 to value eight WavSTAT System patents. On November 6, 2007, coincident with the acquisition of the LUMA assets, the Company capitalized an additional $3,226,000 to value the 28 patents acquired. In both cases, the capitalized amounts were determined based upon an independent appraisal using a market-based forecast which utilized comparable assumed royalty revenue streams over several possible scenarios. These forecast cash flows were then discounted to present value to determine valuation.

All patents are amortized over the shorter of their remaining legal lives or estimated economic lives. When acquired, the WavSTAT System patents had an average remaining useful life of 14 years, while the LUMA patents had an average remaining life of approximately 16 years. Amortization expense associated with patents for both of the fiscal years ended December 31, 2009 and 2008 was approximately $250,000. Patents are reported net of accumulated amortization of $600,017 and $350,450 at December 31, 2009 and 2008, respectively. Amortization expense in each of the five years subsequent to December 31, 2009 is expected to approximate $250,000 per year.

Research and Development

Research and development costs are expensed as incurred. There may be cases in the future where certain research and development costs such as software development costs are capitalized. For the years ended December 31, 2009 and 2008, research and development costs were approximately $2,127,000 and $2,220,000, respectively. In 2009 the Company recognized approximately $761,000 of non-cash expense related to the impairment of LUMA assets classified as long lived assets (equipment) as well as approximately $100,000 in WavSTAT inventory obsolescence expense.

Accounts Receivable

Receivables are carried at original invoice amount less payment received and an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Receivables are generally considered past due 30 days after payment date as specified on the invoice. We determine allowance for doubtful accounts by regularly evaluating individual receivables and considering a creditor’s financial condition, credit history and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of previously written off receivables previously written off are recorded when received.

Inventories
Inventories are valued at the lower of cost (using the first-in, first-out method) or market value.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to three years. For the years ended December 31, 2009 and 2008, depreciation expense was approximately $41,000 and $32,000, respectively. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale, retirement or disposal of fixed assets, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss recorded to the consolidated statements of operations. The fixed asset account balance at December 31, 2009 and 2008 includes approximately $1,786,000 and $1,837,000 of LUMA inventory, respectively. The LUMA inventory included in fixed asset accounts is evaluated for impairment at the end of each reporting period. During 2009, the Company evaluated the ongoing value of the LUMA inventory due to difficulties successfully marketing the LUMA System. Based on this evaluation, the Company determined that LUMA assets with a carrying value of approximately $1,786,000 were impaired and wrote them down by approximately $761,000 to their estimated fair value. The estimated fair value was based upon an estimate of market value in a favorable arm’s length transaction.

Fair Value of Financial Instruments

The carrying amount of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their estimated fair values due to the short-term maturities of those financial instruments.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For all periods presented, basic and diluted loss per share are the same, as any additional common stock equivalents would be antidilutive. Potentially dilutive shares of common stock that have been excluded from the calculation of the weighted average number of dilutive common shares. For the year ended December 31, 2009, utilizing the treasury stock method, there were 16,889,258 additional potentially dilutive shares of common stock. These additional shares include the common stock equivalent effect of 25,000,000 shares of Series B Convertible Preferred Stock, 15,764,000 outstanding warrants and 7,450,000 options. For the year ended December 31, 2008, there were 8,937,966 additional potentially dilutive shares of common stock due primarily to the effect of outstanding warrants and stock options.

Recent Accounting Pronouncements

In April 2009, accounting standards related to “ Interim Disclosures about Fair Value of Financial Instruments ” require disclosures about fair value of financial instruments in interim and annual financial statements. These standards are effective for periods ending after June 15, 2009. The Company adopted these standards effective for the quarter ending September 30, 2009. The adoption did not have an impact on the Company’s financial position or results of operations.

In May 2009, more specific accounting standards related to “ Subsequent Events ” established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company adopted these standards for the quarter ending September 30, 2009.

In June 2009, a new accounting standard related to the codification of all accounting standards was issued. Under the standard, Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. In the Financial Accounting Standards Board’s (“FASB”) view, the issuance of this Statement and the Codification will not change GAAP, except for certain nonpublic nongovernmental entities. The Company does not expect that the adoption of this Statement will have a material impact on the Company’s financial statements.

Other accounting standards that may have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s consolidated financial statements.

Note 3: Inventories

Inventories consisted of the following at December 31, 2009 and 2008. Included in inventory is an inventory reserve for obsolescence of approximately $100,000 and $0 at December 31, 2009 and 2008 respectively:
	December 31,
	2009	2008
Raw Materials	$175,527	$205,651
Finished Goods	230,148	260,230
Total inventories	$405,675	$465,881

Note 4: Income Taxes

The significant components of deferred tax assets as of December 31, 2009 and 2008 are shown below. A valuation allowance has been established to offset the deferred tax assets, as realization of such assets is uncertain.
	Year Ended December 31, 2009	Year Ended December 31, 2008
Deferred tax assets:
Net operating loss carryforward	$11,180,062	$10,678,283
Research and development credits	512,515	634,274
Stock compensation	1,477,485	1,221,793
Inventory Reserve	34,802	—
Accrued liabilities and other	45,082	26,085
Total deferred tax assets	13,249,946	12,560,435
Valuation allowance	(11,691,089)	(10,589,131)
Net deferred tax assets	1,558,857	1,971,304
Deferred tax liabilities:
Acquired intangibles	(73,611)	(81,348)
Fixed assets	(397,293)	(710,326)
Patents	(1,087,953)	(1,179,630)
Luma asset acquisition with common stock	—	—
Total deferred tax liabilities	(1,558,857)	(1,971,304)
Net deferred taxes	$—	$—

The following reconciles the tax provision with the expected provision obtained by applying statutory rates to pretax income:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Amount	% of Pretax Income	Amount	% of Pretax Income

Income tax at federal statutory rate	$(1,506,000)	34.0%	$(1,750,000)	34.0%
State tax provision, net of federal tax benefit	(259,000)	5.8	(300,000)	5.8
Nondeductible differences	(17,000)	0.4	28,000	(0.5)
Tax credits	41,000	(0.9)	(55,000)	1.1
Change in valuation allowance	1,102,000	(24.9)	901,000	(17.5)
Expiration of net operating losses	593,000	(13.4)	1,056,000	(20.5)
Other	46,000	(1.0)	120,000	(2.3)
Provision for income taxes	$—	0.0%	$—	0.0%

At December 31, 2009, the Company had federal net operating loss carry-forwards of approximately $27,800,000 that expire from 2010 through 2029. During 2009, the Company had federal net operating losses of approximately $1,540,000 expire.  In addition, the Company had research and development tax credits of approximately $478,000 that expire from 2010 through 2029. As a result of previous stock transactions, the Company's ability to utilize its net operating loss carryforwards to offset future taxable income and utilize future research and development tax credits is subject to certain limitations under Section 382 and Section 383 of the Internal Revenue Code due to changes in equity ownership of the Company.

The Company has a history of operating losses and, as of yet, has not had any taxable income. The Company has calculated a deferred tax asset for its tax credits but offsets the tax asset with a valuation allowance. As a result, the Company has not realized or recorded any tax benefit related to its tax credits.

Note 5: Lease Commitment

The Company leases its principal facility from an unrelated third party. The facility consists of approximately 5,080 square feet of office, research and development, manufacturing, quality testing, and warehouse space. The lease provides for monthly rental payments of $4,318 and additional shared facility costs of $972 per month through December 2011. Total commitment under this lease for 2010 and 2011 is approximately $64,000 each year. For the years ended December 31, 2009 and 2008, rent expense totaled $80,332 and $97,873, respectively.

Note 6: Stock-Based Compensation Plans

The Option Plan was amended in 2004. The Option Plan provides for the grant of ISOs to our full-time employees (who may also be Directors) and NSOs to non-employee directors, consultants, customers, vendors or providers of significant services and expires on January 30, 2011. The exercise price of any ISO may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years. The amount reserved under the Plan shall equal 15% of the outstanding shares of the Company totaling 10,521,392 at December 31, 2009. At December 31, 2009, the Company had granted 7,450,000 options under the Plan (5,050,000 of which are exercisable), with 3,071,392 available for future issuance.

Options outstanding that have vested and are expected to vest as of December 31, 2009 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (1)
Vested	5,050,000	$0.64	6.97	$—
Expected to vest	2,400,000	$0.25	9.99	360,000
Total	7,450,000			$360,000

(1) These amounts represent the difference, if any, between the exercise price and $0.40, the closing market price of the Company’s common stock on December 31, 2009 as quoted on the Over-the-Counter Bulletin Board under the symbol “SCIE.OB”.

Additional information with respect to stock option activity is as follows:

		Outstanding Options
	Options Available For Grant	Plan Options Outstanding	Weighted Average Exercise Price Per Share		Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (1)
December 31, 2007	3,053,942	5,795,000		$0.70
Options granted	(3,050,000)	3,050,000		$0.42
Options exercised	20,000	(20,000)		$0.15
Options forfeited	675,000	(675,000)		$0.89
Additional options authorized	1,443,098
December 31, 2008	2,142,040	8,150,000		$0.58
Options granted	(1,100,000)	1,100,000		$0.31
Options exercised	400,000	(400,000)		$0.15
Options forfeited	1,400,000	(1,400,000)		$0.71
Additional options authorized	229,352	—	$
December 31, 2009	3,071,392	7,450,000		$0.54	7.71	$—
Exercisable December 31, 2009		5,050,000		$0.64	6.97	$—

The total intrinsic value of options exercised during the years ended December 31, 2009 and 2008 was $160,000 and $13,000, respectively. At December 31, 2009, total unrecognized estimated employee and director compensation cost related to non-vested stock options granted prior to that date is $454,476, which is expected to be recognized over approximately 3 years.

For the fiscal year ended December 31, 2009, the Company granted stock options to purchase 400,000 common shares to employees and directors. At the time of grant, those options were estimated to have an aggregate fair value of approximately $91,000. For the fiscal year ended December 31, 2008, the Company granted stock options to purchase 3,050,000 common shares to employees and directors. At the time of grant, these options were estimated to have an aggregate fair value of approximately $1,070,000.

Note 7: Undesignated Capital Stock

The Company has authorized 40,000,000 of undesignated shares of capital stock with undesignated par value. The undesignated stock may be issued in one or more series as determined from time to time by the Board of Directors. Any series authorized for issuance by the Board of Directors may be senior to the common stock with respect to any distribution if so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors are granted the express authority to fix by resolution any other designations, powers, preferences, rights (including voting rights), qualifications, limitations or restrictions with respect to any particular series created from the undesignated stock prior to issuance thereof.

Note 8: Equity Transactions

Fiscal Year Ended December 31, 2009

Common Stock

On January 30, 2009, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Fusion Capital Fund II, an Illinois limited liability company. Under the Purchase Agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $6.0 million from time to time over a twenty-four (24) month period.  Under the terms of the Purchase Agreement, Fusion Capital has received a commitment fee consisting of 1,094,017 shares of our common stock.  Also, we will issue to Fusion Capital an additional 547,009 shares as a commitment fee pro-rata as we receive the $6.0 million of future funding.  In addition, in December 2008, we issued 100,000 shares to Fusion Capital as an expense reimbursement.

Under the Purchase Agreement and the associated Registration Rights Agreement we are required to register 13,000,000 common shares comprised of: (1) 1,094,017 shares which have already been issued, (2) an additional 547,009 shares which we may issue in the future as a commitment fee pro rata as we receive the $6.0 million of future funding, (3) 100,000 shares we previously issued to Fusion Capital as an expense reimbursement and (4) at least 11,558,974 shares which we may sell to Fusion Capital after a registration statement is declared effective. Under the Purchase Agreement, we have the right but not the obligation to sell more than the 13,300,000 shares to Fusion Capital. As of the date hereof, we do not currently have any plans or intent to sell to Fusion Capital any shares beyond the 13,300,000 shares offered pursuant to the Purchase Agreement.  However, if we elect to sell more than the 13,300,000 shares (which we have the right but not the obligation to do), we must first register under the Securities Act any additional shares we may elect to sell to Fusion Capital before we can sell such additional shares.  The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement.

We do not have the right to commence any sales of our shares to Fusion Capital until the SEC has declared effective a registration statement. After the SEC declared effective such registration statement, which occurred on May 5, 2009, generally we received the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $25,000 and $1.0 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital.  The purchase price of the shares will be determined based upon the market price of our shares without any fixed discount at the time of each sale.  Fusion Capital does not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.15.  There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the Purchase Agreement or the Registration Rights Agreement. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.  The Purchase Agreement provides that neither party has the ability to amend the Purchase Agreement and the obligations of both parties are non-transferable.

In December 2009, the Company issued 35,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $11,200, and the company recognized expense in the amount of $11,200, based upon the market value of the stock on the date of issuance.

Series B Convertible Preferred Stock and Warrants

On June 22, 2009, the Board of Directors designated 25,000,000 of the Company’s undesignated capital stock as Series B Convertible Preferred Stock (the “Preferred”) with par value of $0.01 per share. The Preferred is convertible into an equal number of shares of the Company’s Common Stock based upon an initial conversion price of $0.20 per share and carries a liquidation preference of like amount plus declared but unpaid cumulative dividends at December 31, 2009, the total liquidation preference is equal to $5,100,000. At December 31, 2009 there were approximately $100,000 in accumulated, but unpaid dividends. The Preferred is entitled to receive cumulative dividends in preference to any dividend which may be declared on the Common Stock at the rate of 8% of the original issue price. In addition, the Preferred has rights which provide for (i) dividend payments senior to those with respect to common shares, (ii) voting rights equal to the number of common shares into which the Preferred is convertible and (iii) adjustments to the conversion price in the event of stock dividends, stock splits or other effective stock subdivisions. The Preferred is subject to automatic conversion in the event of (a) an underwritten public offering exceeding $10 million in gross proceeds to the Company or, (b) the approval of 67% of the Preferred holders or (c) the underlying conversion shares becoming freely tradable and the average daily trading volume of the underlying stock being not less than 50,000, nor the average closing price of the underlying stock being not less than the conversion price then in effect for 10 consecutive trading days.

From May through December 2009, as a part of a Units offering, the Company sold 25,000,000 shares of its Preferred to accredited investors for an aggregate consideration of $5,000,000. The Company received net cash proceeds of $4,308,446 after the payment of finders’ fees and expenses of $691,554. In addition, the Company issued five-year warrants to purchase 12,500,000 additional shares of Common Stock at an initial exercise price of $0.30 per share and 2,500,000 agent warrants at an initial exercise price of $0.35 per share. The fair-value of the agent warrants, as determined using the Black-Scholes option pricing model at the time of issuance, was approximately $850,000. The convertible feature of the Preferred and the terms of the warrants provide for a rate of conversion or exercise that was below market value at issuance. Such feature, as it specifically relates to the convertible feature of the Preferred, is characterized as a “Beneficial Conversion Feature” (“BCF”). Pursuant to existing accounting standards, the estimated relative fair values of the BCF and the warrants, in approximate amounts of $2,592,000 and $2,349,000, respectively, were calculated. The value of the BCF was determined utilizing an intrinsic value method with the fair value of the warrants determined using the Black-Scholes option-pricing model at the date of issuance. The warrant fair values were determined assuming a five-year term, stock volatility of between approximately 125% and 122% and risk-free interest rates of between 1.98% and 2.74%. The stand-alone fair value of the BCF was then determined to be higher than the remaining proceeds received and, accordingly, the value assigned to the BCF was limited to the gross proceeds received from the offering net of the fair value of the warrants. Per the guidance of accounting standards, the value of the BCF is treated as a deemed dividend to the Preferred stockholders and, due to the potential immediate convertibility of the Preferred stock at issuance, this value is recorded as an increase to both additional-paid-in-capital and accumulated deficit at the time of issuance.

Fiscal Year Ended December 31, 2008

Common Stock

In December 2008, the Company issued 100,000 restricted common shares to Fusion Capital in payment of expenses related to a proposed financing. The fair value of the shares was determined to be, and the company capitalized an amount of $33,000, based upon the market value of the stock on the date of issuance.

In June 2008, the Company issued 10,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $7,500, and the company recognized expense in the amount of $7,500, based upon the market value of the stock on the date of issuance.

In May 2008, the Company issued 121,470 shares of Common Stock to accredited investors at a price of $0.70 per share for an aggregate consideration of $85,000 in the final closing tranche of the Financing. The Company received net cash proceeds of approximately $68,000 after placement agent commissions and expenses of approximately $17,000.

In February 2008, the Company issued 615,386 shares of Common Stock to accredited investors at a price of $0.70 per share for an aggregate consideration of $430,770. The Company received net cash proceeds of approximately $377,000 after placement agent commissions and expenses of $42,770.

Series A Convertible Preferred Stock

In March 2008, the holder of 2,000,000 shares of Series A Convertible Preferred stock converted his shares into 8,000,000 shares of restricted Common Stock. The Series A Convertible Preferred Stock was converted into Common Stock at a conversion price of $0.125 per share. The Company received no proceeds as a result of the transaction.

Series A Convertible Preferred Stock Warrants

In December 2008 the holders of 71,250 of the Company’s Series A Preferred Warrants affected a cashless exercise of their warrants in exchange for 147,981 restricted common shares. The Company received no proceeds as a result of the exercise.

In May 2008 the holders of 153,750 of the Company’s Series A Preferred Warrants affected a cashless exercise of their warrants in exchange for 521,249 restricted common shares. The Company received no proceeds as a result of the exercise.

In April 2008 a holder of 25,000 of the Company’s Series A Preferred Warrants affected a cashless exercise of his warrants in exchange for 84,568 restricted common shares. The Company received no proceeds as a result of the exercise.

Common Stock Purchase Warrants

In May 2008, as additional consideration associated with a private placement of Common Stock, the Company issued 73,681 five-year cashless warrants to purchase an equal number of common shares at $0.80 per share to Advanced Equities, Inc., the placement agent associated with the placement. The Company is obligated to reserve 73,681 common shares under these warrants and the shares underlying the warrants are subject to a registration rights agreement

Stock Options

In May 2008, 20,000 stock options held by an employee were exercised. The Company received net proceeds of $3,000 as a result of the exercise.

Note 9: Related Party Transactions

On July 21, 2009, the Board of Directors approved the grant of 400,000 options to a non-employee director. The terms are as follows: 1/3 of the grant will vest after one year and the remaining options will vest an additional 1/3 over each of the next three years.  The options were granted at the closing price of our Common Stock on the date of grant.

Note 10: License Agreement

The Company is the exclusive licensee through the Massachusetts General Hospital of US Patent number 5,843,000 entitled, “Optical Biopsy Forceps and Method of Diagnosing Tissue” and a pending international patent application. This license agreement requires a royalty be paid on sales of the patent on products using claims described within the patent under the license. For the fiscal year ended December 31, 2009, revenues have been generated from sales of products using this patent and royalties in an amount of $1,260 have been paid.

Note 11: Fair Value of Long Lived Assets

The Fair Value Measurements and Disclosures Topic of the FASB Accounting Standards Codification defines fair value establishes a framework for measuring fair value and requires disclosure of fair value measurements, Effective January 1, 2009, the Company adopted the portion of the Topic which requires disclosure of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value on a nonrecurring basis. The fair value hierarchy set forth in the Topic is as follows:

Level 1:   Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:   Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:   Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

The Company does not record long lived assets at fair value on a recurring basis. However, from time to time, a long lived asset is considered impaired and the asset value is written down. The impairment is based on management’s estimate of future cash flows from these assets. Adjustments are based on unobservable inputs, the resulting fair value measurement is categorized as a level 3 measurement. Total LUMA equipment of approximately $1,786,000 was valued under this level as of December 31, 2009.

Note 12: Subsequent Events

Common Stock

In January 2010, the Board approved the issuance of 249,213 shares of Common Stock for payment of accrued dividends related to the Company’s outstanding Convertible Preferred Stock (“Preferred”). The Preferred accumulated a dividend equal to $99,685 on December 31, 2009. As per the terms of the Series B Preferred the Company may pay the dividend either in cash or Common Stock as determined by the Board of Directors.

From January through March 2010, the Company issued 105,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $39,550, and the company recognized expense in the amount of $39,550, based upon the market value of the stock on the date of issuance.

In February and March 2010, holders of 19,600,000 Preferred converted their Preferred into a like number of unrestricted shares of Common Stock as per the terms of the Preferred.

Subsequent events have been evaluated through the date financial statements are filed with the Securities and Exchange Commission.

SpectraScience, Inc and Subsidiary
Unaudited Financial Statements
March 31, 2010

SpectraScience, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,677,336	$3,408,237
Accounts Receivable (net)	23,668	40,271
Inventories (net of allowances)	422,333	405,675
Prepaid expenses and other current assets	145,373	195,568
Total current assets	3,268,710	4,049,751
Fixed assets, net	1,118,353	1,139,839
Patents, net	2,853,592	2,915,984
TOTAL ASSETS	$7,240,655	$8,105,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,651	$219,783
Accrued liabilities	70,557	167,475
Total current liabilities	253,208	387,258

STOCKHOLDERS’ EQUITY

Series B Convertible Preferred Stock, $.01 par value:
Authorized – 25,000,000; shares issued and outstanding – 6,535,000 shares at March 31, 2010 (25,000,000 shares at December 31, 2009)	65,350	250,000
Common stock, $.01 par value:
Authorized—160,000,000 shares
Issued and outstanding 88,712,615 shares at March 31, 2010 (70,142,615 shares at December 31, 2009)	887,126	701,426
Additional paid-in capital	25,599,759	25,511,360
Accumulated (deficit)	(19,564,788)	(18,744,470)
TOTAL STOCKHOLDERS’ EQUITY	6,987,447	7,718,316
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,240,655	$8,105,574

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements.

See accompanying notes to unaudited condensed financial statements.

SpectraScience, Inc. and Subsidiary
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue	$11,150	$49,110
Cost of revenue	2,479	22,135
Gross profit	8,671	26,975

Operating expenses:
Research and development	224,392	465,845
General and administrative	511,287	464,776
Sales and marketing	92,104	186,536
Total operating expenses	827,783	1,117,157
Operating loss	(819,112)	(1,090,182)

Other income (expense), net	(1,206)	2,839
Net Loss	(820,318)	(1,087,343)
Accumulated but unpaid dividend on preferred stock	(81,319)	-
Net loss applicable to common stockholders	(901,637)	(1,087,343)

Basic and diluted net loss per share	$(0.01)	$(0.02)

Weighted average common shares outstanding	74,805,948	69,525,279

See accompanying notes to unaudited condensed financial statements.

SpectraScience, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the three months ended March 31, 2010
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2009	25,000,000	250,000	70,142,615	$701,426	$25,511,360	$(18,744,470)	$7,718,316

Stock based compensation – consultants					11,369		11,369
Stock based compensation – employees					38,180		38,180
Common stock issued for services			105,000	1,050	38,850		39,900
Conversion of Series B Preferred Stock	(18,465,000)	(184,650)	18,465,000	184,650			-
Net loss						(820,318)	(820,318)
Balance, March 31, 2010	6,535,000	$65,350	88,712,615	$887,126	$25,599,759	$(19,564,788)	$6,987,447

See accompanying notes to unaudited condensed financial statements.

SpectraScience, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
OPERATING ACTIVITIES:
Net loss	$(820,318)	$(1,087,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	83,878	71,050
Stock-based compensation employees	38,180	230,634
Stock-based compensation consultants	11,369	7,370
Amortization of prepaid financing costs	38,219
Fair market value of common stock issued for services	39,900
Changes in operating assets and liabilities:
Accounts receivable	16,603	(24,887)
Inventory	(16,658)	108,016
Prepaid expenses and other current assets	11,976	33,188
Accounts payable	(37,132)	(98,548)
Accrued liabilities	(96,918)	(28,172)
Net cash used in operating activities	(730,901)	(788,682)

INVESTING ACTIVITIES:
Purchases of fixed assets	-	(11,839)
Net cash (used in) investing activities	-	(11,839)

Net (decrease) in cash and cash equivalents	(730,901)	(800,531)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,408,237	1,618,181

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,677,336	$817,650

Supplemental disclosure of non-cash operating and financing activities:
Stock issued at fair value for prepaid stock issuance cost	$-	$273,504

See accompanying notes to unaudited condensed financial statements.

SpectraScience, Inc.
Notes to Unaudited Condensed Financial Statements
March 31, 2010

1.   Nature of Business and Basis of Presentation

Description of Business

SpectraScience, Inc. was incorporated in the State of Minnesota on May 4, 1983 as GV Medical, Inc. In October 1992, GV Medical discontinued its prior business, refocused its development efforts and changed its name to SpectraScience, Inc. The “Company” refers to SpectraScience, Inc. and its wholly owned subsidiary Luma Imaging Corporation. Since 1996, the Company has primarily focused on developing the WavSTAT ® Optical Biopsy System (“WavSTAT System”).

The Company has developed and received FDA approval to market a proprietary, minimally invasive technology that optically scans tissue in real-time to distinguish between normal, pre-cancerous or cancerous cells without the need to remove the subject cell tissue from the body to make such determination. The WavSTAT System operates by using cool, safe UV laser light to optically scan and analyze tissue, enabling the physician to make an instant diagnosis during endoscopy when screening for cancer, and if warranted, to begin immediate treatment during the same procedure. The WavSTAT System is FDA approved for colon cancer detection.

On November 6, 2007, the Company acquired the assets of Luma Imaging Corporation (“LUMA”) in an equity transaction accounted for as an acquisition of assets and now operates LUMA as a wholly owned subsidiary of the Company. LUMA had acquired the assets from a predecessor company that had developed and received FDA approval for, a non-invasive diagnostic imaging system that can detect cervical cancer precursors and which utilizes an underlying technology that is similar to that of the WavSTAT System. The addition of the LUMA technology to the Company’s existing WavSTAT System technology provides the Company with a broad suite of fluorescence-based intellectual property and know-how. LUMA received FDA approval as an adjunct to colposcopy in March 2006.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q as they are prescribed for smaller reporting companies. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the three-month period ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These statements should be read in conjunction with the financial statements and related notes, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Liquidity and Capital Resources

Historically, the Company’s sources of cash have included the issuance and sales of equity securities and interest income. The Company’s historical cash outflows have been primarily associated with cash used for operating activities including research and development, administrative and sales activities. Fluctuations in the Company’s working capital due to timing differences of our cash receipts and cash disbursements also impact our cash flow. For the three-month period ending March 31, 2010, the Company used $730,901 in cash to fund operating activities. As of March 31, 2010, the Company had working capital of $3,015,502 and a cash balance of $2,677,336.

On January 30, 2009, the Company entered into a common stock purchase agreement with Fusion Capital. Under the purchase agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $6.0 million from time to time over a twenty-four (24) month period. As of May 17, 2010, the Company had not sold any shares to Fusion Capital.

The Company expects to incur significant additional operating losses through at least 2010, as it completes clinical trials, begins outcome-based clinical studies and increases sales and marketing efforts to commercialize the WavSTAT System. If the Company does not receive sufficient funding, the Company may be unable to continue as a going concern. The Company may incur unknown expenses or may not be able to meet its revenue forecast, and one or more of these circumstances would require the Company to seek additional capital. The Company may not be able to obtain equity capital or debt funding on terms that are acceptable. Even if the Company receives additional funding, such proceeds may not be sufficient to allow the Company to sustain operations until it attains profitability and positive cash flows from operations.

2.   Summary of Significant Accounting Policies

Revenue recognition

In accordance with Staff Accounting Bulletin, or SAB, No. 104, Revenue Recognition , the Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Revenue from the sale of the Company’s products is generally recognized when title and risk of loss transfers to the customer, the terms of which are generally free on board shipping point. The Company use customer purchase orders to determine the existence of an arrangement. The Company uses shipping documents and third-party proof of delivery to verify that title has transferred. The Company assesses whether the fee is fixed or determinable based upon the terms of the agreement associated with the transaction. To determine whether collection is probable, the Company assesses a number of factors, including past transaction history with the customer and the creditworthiness of the customer.

Consolidation

The accompanying consolidated financial statements include the accounts of SpectraScience, Inc. and its wholly-owned subsidiary Luma Imaging Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a short history of product sales, including the potential risk of business failure.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financials statements. Significant estimates made by management include, among others, realization of long-lived assets, assumptions used to value stock options, assumptions used to value the common stock issued and the assets acquired in the Luma acquisition and the realization of intangible assets. Actual results could differ from those estimates.

Inventory Valuation

The Company states its inventories at the lower of cost or market value, determined on a specific cost basis. The Company provides inventory allowances when conditions indicate that the selling price could be less than cost due to obsolescence and reductions in estimated future demand. The Company balances the need to maintain strategic inventory levels with the risk of obsolescence due to changing technology and customer demand levels. Unfavorable changes in market conditions may result in a need for additional inventory reserves that could adversely impact the Company’s gross margins. Conversely, favorable changes in demand could result in higher gross margins when the Company sells products.

Valuation of Long-lived Assets

The Company’s long-lived assets consist of property and equipment and intangible assets. Equipment is carried at cost and is depreciated over the estimated useful lives of the assets, which are generally two to three years, and leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements. The straight-line method is used for depreciation and amortization. Equipment related to the Company’s LUMA systems are not currently being depreciated but are reviewed for impairment at the end of each reporting period. Intangible assets consist of patents and trademarks, which are amortized using the straight-line method over the estimated useful lives of the assets. The Company does not capitalize external legal costs and filing fees associated with obtaining patents on its new discoveries. Acquired intellectual property is recorded at cost and is amortized over its estimated useful life. The Company believes the useful lives assigned to these assets are reasonable. The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These computations utilize judgments and assumptions inherent in management’s estimate of future cash flows to determine recoverability of these assets. If management’s assumptions about these assets were to change as a result of events or circumstances, the Company may be required to record an impairment loss.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of FASB ASC Topic 718, Compensation—Stock Compensation   (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company adopted ASC 718 on January 1, 2006. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes-Merton option-pricing model (“Black-Scholes Model”). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method. The Company estimates forfeitures at the time of grant and revises its estimate in subsequent periods if actual forfeitures differ from those estimates.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees   (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in stockholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

As of March 31, 2010, the Company had one stock-based employee compensation plan (the “Option Plan”). The Option Plan provides for the grant of incentive stock options (“ISOs”) to full-time employees (who may also be Directors) and nonqualified stock options (“NSOs”) to non-employee directors, consultants, customers, vendors or providers of services and expires on January 30, 2011. The exercise price of any ISO may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years. The amount reserved under the Option Plan equals 15% of the outstanding shares of the Company, totaling 13,306,892 reserved at March 31, 2010. At March 31, 2010 the Company had outstanding 7,400,000 options under the Option Plan representing approximately 8.3% of the outstanding shares (5,016,667 of which were exercisable), with 5,906,892 available for future issuance. Awards under the Company’s Option Plan generally vest over three years.

The fair value of options granted were estimated at the date of grant using a Black-Scholes Model which includes several variables including expected life, risk free interest rate, expected stock price volatility, stock option exercise patterns and expected dividend yield. The Company also must estimate forfeitures for employee stock options. These models and assumptions are emerging and may change future expenses by increasing or decreasing stock-based compensation expense. Management used the following weighted average assumptions to value stock options granted during the three months ending March 31, 2009. There were no stock options granted during the three months ended March 31, 2010:

	2010	2009
Expected life	-	5 years
Risk-free interest rate	-	2.02%
Expected volatility	-	122%
Expected dividend yield	-	0%

In addition to the above, management estimated the forfeitures on employee options under the Option Plan would have negligible effects because such forfeitures would be a very small percentage. Management believes that options granted have been to a group of individuals that have a high desire to see the Company succeed and have aligned themselves to that end.

The expected life used in the calculations were selected by management based on past experience, forward looking profit forecasts and estimates of what the trading price of the Company’s stock might be at different future dates.

The risk-free interest rates are the five-year U.S. Treasury rate as published at the time of making the calculations.

Volatility is a calculation based on the Company’s stock price since the beginning of the successor company. Management computed and tested this volatility calculation for reasonableness and found it to be acceptable based on a number of factors including the Company’s current market capitalization, comparables to other companies in its area of interest, the current early revenue stage of the Company and management’s estimate of the net present value of forward looking profits that has been compiled (for which there is no assurance).

Information with respect to stock option activity is as follows:

		Outstanding Options
	Options Available For Grant	Plan Options Outstanding	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (1)
December 31, 2009	3,071,392	7,450,000	$0.54	7.71	-
Options granted	-	-	-
Options exercised	-	-	-
Options forfeited	50,000	(50,000)	$0.80
Additional options authorized	2,785,500
Outstanding at March 31, 2010	5,906,892	7,400,000	$0.54	7.46	-
Exercisable at March 31, 2010		5,016,667	$0.59	6.71	-

There were no options exercised during the three months ended March 31, 2010 or 2009. At March 31, 2010, total unrecognized estimated employee compensation cost related to non-vested stock options granted prior to that date is approximately $404,000, which is expected to be recognized over the next two years.

Impairment or Disposal of Long-Lived Assets

Current accounting standards address financial accounting and reporting for the impairment or disposal of long-lived assets (such as the Company’s patents). Long-lived assets are to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. The Company adopted these standards on August 2, 2004. Management believes that no impairment exists at March 31, 2010.

Inventories

Inventories consisted of the following at March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Raw materials	$230,148	$175,527
Finished goods	192,185	230,148
Totals	$422,333	$405,675

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted earnings (loss) per share is computed similarly to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and only if the additional common shares would be dilutive. Basic and diluted loss per share are the same for the three months ended March 31, 2010 and 2009, since any additional common stock equivalents would be antidilutive. Potentially dilutive shares of common stock that have been excluded from the calculation of the weighted average number of dilutive common shares for the three months ended March 31, 2010 include exercisable stock options to purchase 2,200,000 shares of common stock, warrants to purchase 15,000,000 shares of common stock and preferred stock convertible into 6,535,000 shares of common stock. If converted under the treasury method, these instruments would have resulted in an additional approximate 5,673,000 equivalent common shares outstanding.

3. Stockholders Equity

Common Stock

In February and March 2010, holders of 18,465,000 shares of Series B Convertible Preferred Stock converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010.

Between January and March 2010, the Company issued 105,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $39,900, and the Company recognized expense in the amount of $39,900, based upon the market value of the stock on the dates of issuance.

Series B Convertible Preferred Stock

In February and March 2010, holders of 18,465,000 shares of Series B Convertible Preferred Stock converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010. At March 31, 2010, there remained outstanding 6,535,000 shares of Series B Convertible Preferred Stock.

4. Subsequent Events

Common Stock

Between March 31, 2010 and May 17, 2010, holders of 3,400,000 shares of Series B Convertible Preferred Stock Converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010.

In April 2010, the Company issued 35,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $9,450 and the company recognized expense in the amount of $9,450, based upon the market value of the stock on the dates of issuance.

Series B Convertible Preferred Stock

Between March 31, 2010 and May 17, 2010, holders of 3,400,000 shares of Series B Convertible Preferred Stock Converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010.  At May 17, 2010, there remained outstanding 3,400,000 shares of Series B Convertible Preferred Stock.

Series C Convertible Preferred Stock

On April 29, 2010, we designated 25,000,000 of our Undesignated Shares as Series C Preferred Stock.  The Series C Preferred Stock contains the rights and preferences set forth in the Certificate of Designation of Rights and Preferences of Series C Preferred Stock, which are generally the same as the Series B Preferred Stock, but without any cumulative dividend payable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$503.62
Accounting Fees and Expenses	$7,500.00
Legal Fees and Expenses	$8,000.00
Miscellaneous	$2,500.00
TOTAL	$18,503.62

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended Articles of Incorporation (our “Articles”) permit us to limit the liability of our directors.   Our Articles and amended bylaws (our “Bylaws”) provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company’s stock under Minnesota Statutes Section 302A.559 or on violations of Minnesota state securities laws (Minnesota Statutes, Section 80A.76); (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date Article IV of our Amended Articles of Incorporation became effective. If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Business Corporation Act. Any repeal or modification of this Article IV by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

The provisions of our Bylaws and Articles regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles or Bylaws.

We believe that the indemnity provisions contained in our Bylaws and the limitation of liability provisions contained in our Articles are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Events Subsequent to March 31, 2010

Common Stock

Between March 31, 2010 and May 17, 2010, holders of 3,400,000 shares of Series B Convertible Preferred Stock Converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

In April 2010, the Company issued 35,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $9,450 and the company recognized expense in the amount of $9,450, based upon the market value of the stock on the dates of issuance. This transaction was deemed to be exempt from the registration requirements of the Securities and Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series B Convertible Preferred Stock

Between March 31, 2010 and May 17, 2010, holders of 3,400,000 shares of Series B Convertible Preferred Stock Converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010.  At May 17, 2010, there remained outstanding 3,400,000 shares of Series B Convertible Preferred Stock. This transaction was deemed to be exempt from the registration requirements of the Securities and Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series C Convertible Preferred Stock and Warrants

On April 29, 2010, we designated 25,000,000 of our Undesignated Shares as Series C Preferred Stock.  The Series C Preferred Stock contains the rights and preferences set forth in the Certificate of Designation of Rights and Preferences of Series C Preferred Stock, which are generally the same as the Series B Preferred Stock, but without any cumulative dividend payable. Between April 29, 2010 and June 17, 2010, the Company sold 15,766,155 shares of Series C Convertible Preferred Stock including common stock purchase warrants to purchase 7,883,078 shares at $0.30 per share and common stock purchase warrants to purchase 1,576,616 shares at $0.35 per share. The Company received gross proceeds of $3,153,231 from the sale and net proceeds of $2,699,843 after payment of $453,388 in fees. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on August 3, 2010.

Three-Month Period Ending March 31, 2010

Common Stock

In February and March 2010, holders of 18,465,000 shares of Series B Convertible Preferred Stock converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Between January and March 2010, the Company issued 105,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $39,900, and the Company recognized expense in the amount of $39,900, based upon the market value of the stock on the dates of issuance. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series B Convertible Preferred Stock

In February and March 2010, holders of 18,465,000 shares of Series B Convertible Preferred Stock converted their holdings into an equal number of shares of unrestricted Common Stock. The aforementioned Common Stock was registered with the effectiveness of a Registration Statement accepted by the Securities and Exchange Commission on February 11, 2010. At March 31, 2010, there remained outstanding 6,535,000 shares of Series B Convertible Preferred Stock. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Fiscal Year Ended December 31, 2009

Common Stock

In December 2009, the Company issued 35,000 restricted shares of Common Stock to a vendor for services. The fair value of the shares was determined to be $11,200, and the Company recognized expense in the amount of $11,200, based upon the market value of the stock on the date of issuance. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

On January 30, 2009, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company. Under the Purchase Agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $6.0 million from time to time over a twenty-four (24) month period.  Under the terms of the Purchase Agreement, on the date we entered into the agreement, we issued Fusion Capital a commitment fee consisting of 1,094,017 restricted shares of our common stock. The fair value of the shares was determined to be $273,504 based upon the market value of the stock on the date of issuance. The Company recognized non-cash amortization expense of $141,263 for the fiscal year ended December 31, 2009 related to this issuance. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series B Convertible Preferred Stock and Warrants

On June 22, 2009, the Board of Directors designated 25,000,000 of the Company’s undesignated capital stock as Series B Convertible Preferred Stock (the “Preferred”) with par value of $0.01 per share. The Preferred is convertible into an equal number of shares of the Company’s Common Stock based upon an initial conversion price of $0.20 per share and carries a liquidation preference of like amount plus declared but unpaid cumulative dividends. The Preferred is entitled to receive cumulative dividends in preference to any dividend which may be declared on the Common Stock at the rate of 8% of the original issue price. In addition, the Preferred has rights which provide for (i) dividend payments senior to those with respect to common shares, (ii) voting rights equal to the number of common shares into which the Preferred is convertible and (iii) adjustments to the conversion price in the event of stock dividends, stock splits or other effective stock subdivisions. The Preferred is subject to automatic conversion in the event of (a) an underwritten public offering exceeding $10 million in gross proceeds to the Company or, (b) the approval of 67% of the Preferred holders or (c) the underlying conversion shares becoming freely tradable and the average daily trading volume of the underlying stock being not less than 50,000, nor the average closing price of the underlying stock being not less than the conversion price then in effect for 10 consecutive trading days.

From May through December 31, 2009, as a part of a Units offering, the Company sold 25,000,000 shares of its Preferred to accredited investors for an aggregate consideration of $5,000,000. The Company received net cash proceeds of $4,308,446 after the payment of finders’ fees and expenses of $691,554. In addition, the Company issued five-year warrants to purchase 12,500,000 additional shares of Common Stock at an initial exercise price of $0.30 per share and 2,500,000 agent warrants at an initial exercise price of $0.35 per share. The convertible feature of the Preferred and the terms of the warrants provide for a rate of conversion or exercise that was below market value at issuance. Such feature, as it specifically relates to the convertible feature of the Preferred, is characterized as a “Beneficial Conversion Feature” (“BCF”). Pursuant to existing accounting standards, the estimated relative fair values of the BCF and the warrants, in approximate amounts of $2,592,000 and $2,349,000, respectively, were calculated. The value of the BCF was determined utilizing an intrinsic value method with the fair value of the warrants determined using the Black-Scholes option-pricing model at the date of issuance. The warrant fair values were determined assuming a five-year term, stock volatility of between approximately 125% and 122% and risk-free interest rates of between 1.98% and 2.74%. The stand-alone fair value of the BCF was then determined to be higher than the remaining proceeds received and, accordingly, the value assigned to the BCF was limited to the gross proceeds received from the offering net of the fair value of the warrants. Per the guidance of accounting standards, the value of the BCF is treated as a deemed dividend to the Preferred stockholders and, due to the potential immediate convertibility of the Preferred stock at issuance, this value is recorded as an increase to both additional-paid-in-capital and accumulated deficit at the time of issuance. Our Series B Convertible Preferred Stock accrues an 8% dividend which ranks senior to any dividend which would be paid on our Common Stock. No dividend or distribution can be paid or accrued unless all accrued dividends in Series B Convertible Preferred Stock are paid in full. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on August 3, 2009.

Stock Options

In September 2009, 400,000 stock options held by a former director were exercised. The Company received net proceeds of $60,000 as a result of the exercise. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Fiscal Year Ended December 31, 2008

Common Stock

In December 2008, the Company issued 100,000 restricted common shares to Fusion Capital in payment of expenses related to a proposed financing. The fair value of the shares was determined to be, and the company capitalized an amount of $33,000, based upon the market value of the stock on the date of issuance. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

In June 2008, the Company issued 10,000 restricted common shares to a vendor for services. The fair value of the shares was determined to be $7,500, and the company recognized expense in the amount of $7,500, based upon the market value of the stock on the date of issuance. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

In February 2008, the Company issued 615,386 shares of Common Stock to accredited investors at a price of $0.70 per share for an aggregate consideration of $430,770. The Company received net cash proceeds of approximately $377,000 after placement agent commissions and expenses of $42,770. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

 In May 2008, the Company issued 121,470 shares of Common Stock to accredited investors at a price of $0.70 per share for an aggregate consideration of $85,000 in the final closing tranche of the Financing. The Company received net cash proceeds of approximately $68,000 after placement agent commissions and expenses of approximately $17,000. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series A Convertible Preferred Stock

In March 2008, the holder of 2,000,000 shares of Series A Convertible Preferred stock converted his shares into 8,000,000 shares of restricted Common Stock. The Series A Convertible Preferred Stock was converted into Common Stock at a conversion price of $0.125 per share. The Company received no proceeds as a result of the transaction.  This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Series A Convertible Preferred Stock Warrants

In December 2008, the holders of 71,250 of the Company’s Series A Preferred Warrants effected a cashless exercise of their warrants in exchange for 147,981 restricted common shares. The Company received no proceeds as a result of the exercise. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

In May 2008, the holders of 153,750 of the Company’s Series A Preferred Warrants effected a cashless exercise of their warrants in exchange for 521,249 restricted common shares. The Company received no proceeds as a result of the exercise. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

In April 2008 a holder of 25,000 of the Company’s Series A Preferred Warrants effected a cashless exercise of his warrants in exchange for 84,568 restricted common shares. The Company received no proceeds as a result of the exercise. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

  Common Stock Purchase Warrants

In May 2008, as additional consideration associated with a private placement of Common Stock, the Company issued 73,681 five-year cashless warrants to purchase an equal number of common shares at $0.80 per share to Advanced Equities, Inc., the placement agent associated with the placement. The Company is obligated to reserve 73,681 common shares under these warrants and the shares underlying the warrants are subject to a registration rights agreement. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Stock Options

In May 2008, 20,000 stock options held by an employee were exercised. The Company received net proceeds of $3,000 as a result of the exercise. This transaction was deemed to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Fiscal Year Ended December 31, 2007

Common Stock

In December 2007, the Company issued 7,142,857 shares of Common Stock to accredited investors at a price of $0.70 per share. The Company received net cash of approximately $4,379,000 after placement agent commissions and expenses of $600,000 and other transaction expenses of approximately $21,000. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on January 14, 2008.

In November 2007, the Company issued 11,200,000 shares of restricted Common Stock to accredited investors in exchange for the assets of LUMA Imaging Corporation. The price paid was based on the fair-value of the underlying assets received, which totaled approximately $5,025,000 or $0.45 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

From March through May of 2007, the Company issued 2,270,000 shares of Common Stock at a price of $0.50 per share to accredited investors for $1,135,000 in cash. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form Ds were filed with the SEC on April 4 and May 22, 2007, respectively.

Series A Convertible Preferred Stock

In June 2007, the Company issued 2,000,000 shares of Series A Convertible Preferred Stock to accredited investors at a price of $0.50 per share for $1,000,000 in cash. As of December 31, 2007, the Series A Convertible Preferred is convertible into Common Stock.  This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on June 21, 2007.

Series A Convertible Preferred Stock Purchase Warrants

In June 2007, the Company issued five-year warrants to accredited investors to purchase 250,000 shares of Series A Preferred at $0.50 per share.  This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on June 21, 2007.

Common Stock Purchase Warrants

In December 2007, the Company issued 714,285 five-year warrants to purchase Common Stock at $0.80 per share to Advanced Equities, Inc., the Placement Agent associated with the December private equity financing.  This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated under the Securities Act of 1933. The related Form D was filed with the SEC on January 14, 2008.

Item 16. Exhibits and Financial Statement Schedules

EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Luma Acquisition Agreement (2)

3.1	Amended and Restated Articles of Incorporation (3)

3.2	Amended Bylaws (8)

4.1	Certificate of Designation for Series B Preferred Stock (7)

4.2	Stock Purchase Warrant for Series B Preferred Stock (9)

4.3	Subscription Agreement for Units Offering (10)

4.4	Stock Purchase Warrants for Series C Preferred Stock (11)

4.5	Certificate of Designation for Series C Preferred Stock (12)

5.1**	Opinion of Counsel

10.1*	Form of Director’s Option Agreement (8)

10.2*	SpectraScience, Inc. Amended 2001 Stock Plan (4)

10.3	Common Stock Purchase Agreement dated as of January 30, 2009, by and between the Company and Fusion Capital Fund II, LLC (5)

10.4	Registration Rights Agreement dated as of January 30, 2009, by and between the Company and Fusion Capital Fund II, LLC (6)

21.1	Subsidiaries of SpectraScience, Inc. (LUMA Imaging Corporation)

23.1	Consent of McGladrey & Pullen, LLP (1)

23.2**	Consent of Fredrikson & Byron, P.A. (Included in previously filed Exhibit 5.1 to this Registration Statement)

*	Management contract or compensatory arrangement.
**	Previously filed
(1)	Filed herewith.
(2)	Incorporated by reference to the exhibit of the same number to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on November 13, 2007.
(3)
Incorporated by reference to the exhibit of the same number to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File number 000-13092) as filed with the SEC on November 16, 2009.

(4)	Incorporated by reference to Exhibit 10.27 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on August 6, 2004.
(5)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on February 4, 2009.
(6)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on February 4, 2009.
(7)	Incorporated by reference to exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File number 000-13092) as filed with the SEC on August 14, 2009.
(8)	Incorporated by reference to the exhibit of the same number to the Company’s Registration Statement on Form S-1 (File number 333-158899) as filed with the SEC on April 29, 2009.
(9)	Incorporated by reference to exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File number 000-13092) as filed with the SEC on August 14, 2009.
(10)	Incorporated by reference to exhibit 4.4 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on June 24, 2010.

(11)	Incorporated by reference to exhibit 4.5 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on June 24, 2010.
(12)	Incorporated by reference to exhibit 4.6 to the Company’s Current Report on Form 8-K (File number 000-13092) as filed with the SEC on June 24, 2010.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For the purposes of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on August 5, 2010.

SPECTRASCIENCE, INC.

By:	/s/ Jim Hitchin
Name:	Jim Hitchin
Title:	President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title(s)	Date
/s/ Jim Hitchin	Chairman of the Board, President and Chief Executive Officer	August 5, 2010
Jim Hitchin	(principal executive officer)

/s/ Jim Dorst	Chief Financial Officer	August 5, 2010
Jim Dorst	(principal financial officer and principal accounting officer)

/s/ Mark D. McWilliams	Director	August 5, 2010
Mark D. McWilliams

/s/ F. Duwaine Townsen	Director	August 5, 2010
F. Duwaine Townsen

/s/ Stanley J. Pappelbaum	Director	August 5, 2010
Stanley J. Pappelbaum, M.D.

/s/ Chester E. Sievert, Jr.	Director	August 5, 2010
Chester E. Sievert, Jr.

/s/ Sheldon L. Miller	Director	August 5, 2010
Sheldon L. Miller